Exhibit 10.1

Published CUSIP Number:  17179DAA8

CREDIT AGREEMENT

Dated as of September 30, 2014

among

CIM COMMERCIAL TRUST CORPORATION,

as the Borrower,

CERTAIN SUBSIDIARIES OF
CIM COMMERCIAL TRUST CORPORATION

FROM TIME TO TIME PARTY HERETO,
as Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
L/C Issuer,

JPMORGAN CHASE BANK, N.A.

as Syndication Agent

BMO HARRIS BANK N.A.

CAPITAL ONE, NA

KEYBANK NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

REGIONS BANK,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

The Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

5.04	Binding Effect	92
5.05	Financial Statements; No Material Adverse Effect	92
5.06	Litigation	93
5.07	No Default	93
5.08	Ownership of Property	93
5.09	Environmental Compliance	93
5.10	Insurance	93
5.11	Taxes	94
5.12	ERISA Compliance	94
5.13	Subsidiaries; Equity Interests; Companies	95
5.14	Margin Regulations; Investment Company Act	95
5.15	Disclosure	95
5.16	Compliance with Laws	95
5.17	Taxpayer Identification Number	96
5.18	OFAC; Designated Jurisdictions	96
5.19	Solvency	96
5.20	REIT Status	96
5.21	Unencumbered Properties	96
5.22	Anti-Money Laundering Laws; Anti-Corruption Laws	96

Article VI. AFFIRMATIVE COVENANTS		97
6.01	Financial Statements	97
6.02	Certificates; Other Information	98
6.03	Notices	100
6.04	Payment of Taxes	100
6.05	Preservation of Existence, Etc.	100
6.06	Maintenance of Properties	101
6.07	Maintenance of Insurance	101
6.08	Compliance with Laws	101
6.09	Books and Records	101
6.10	Inspection Rights	101
6.11	Use of Proceeds	102
6.12	Additional Unencumbered Properties and Guarantors	102
6.13	Compliance with Environmental Laws	103
6.14	Further Assurances	103
6.15	Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing	103
6.16	Anti-Corruption Laws	103

Article VII. NEGATIVE COVENANTS		103
7.01	Liens	103
7.02	Investments	104
7.03	Indebtedness	105
7.04	Fundamental Changes; Dispositions	105
7.05	Minimum Property Condition	106
7.06	Restricted Payments	106
7.07	Change in Nature of Business	106
7.08	Transactions with Affiliates	106

7.09	Burdensome Agreements	106
7.10	Use of Proceeds	107
7.11	Financial Covenants	107
7.12	Accounting Changes	107
7.13	Amendments of Organization Documents	107
7.14	Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws	107

Article VIII. EVENTS OF DEFAULT AND REMEDIES		108
8.01	Events of Default	108
8.02	Remedies Upon Event of Default	111
8.03	Application of Funds	111

Article IX. ADMINISTRATIVE AGENT		113
9.01	Appointment and Authority	113
9.02	Rights as a Lender	113
9.03	Exculpatory Provisions	113
9.04	Reliance by Administrative Agent	114
9.05	Delegation of Duties	114
9.06	Resignation of Administrative Agent	115
9.07	Non-Reliance on Administrative Agent and Other Lenders	116
9.08	No Other Duties, Etc.	117
9.09	Administrative Agent May File Proofs of Claim	117
9.10	Guaranty Matters	117
9.11	Lender Swap Agreements and Lender Cash Management Agreements	118

Article X. CONTINUING GUARANTY		118
10.01	Guaranty	118
10.02	Rights of Lenders	119
10.03	Certain Waivers	119
10.04	Obligations Independent	119
10.05	Subrogation	120
10.06	Termination	120
10.07	Subordination	120
10.08	Stay of Acceleration	121
10.09	Condition of the Companies	121
10.10	Contribution	121
10.11	Keepwell	122

Article XI. MISCELLANEOUS		122
11.01	Amendments, Etc.	122
11.02	Notices; Effectiveness; Electronic Communications	125
11.03	No Waiver; Cumulative Remedies; Enforcement	127
11.04	Expenses; Indemnity; Damage Waiver	128
11.05	Payments Set Aside	130
11.06	Successors and Assigns	131
11.07	Treatment of Certain Information; Confidentiality	136
11.08	Right of Setoff	137
11.09	Interest Rate Limitation	137

11.10	Counterparts; Effectiveness	138
11.11	Survival of Representations and Warranties	138
11.12	Severability	138
11.13	Replacement of Lenders	138
11.14	Governing Law; Jurisdiction; Etc.	139
11.15	Waiver of Jury Trial	140
11.16	No Advisory or Fiduciary Responsibility	141
11.17	Electronic Execution of Assignments and Certain Other Documents	141
11.18	USA PATRIOT Act	142
11.19	Releases of Guarantors	142
11.20	ENTIRE AGREEMENT	146

SCHEDULES
1.01	Closing Date Unencumbered Properties
2.01	Commitments and Applicable Percentages
5.12(d)	Pension Plans
5.13	Subsidiaries; Jurisdiction of Incorporation/Organization
7.08	Affiliate Transactions
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	[Delayed Draw] Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Joinder Agreement
G	U.S. Tax Compliance Certificates
H	Solvency Certificate
I	Designation Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 30, 2014, among CIM COMMERCIAL TRUST CORPORATION, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party hereto, as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower has requested that the Lenders provide a senior unsecured revolving credit facility and term loans, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lenders” has the meaning specified in Section 11.01.

“Act” has the meaning specified in Section 11.18.

“Additional Obligations” means all obligations arising under Lender Swap Agreements or Lender Cash Management Agreements.

“Adjusted Consolidated EBITDA” means, for a given Calculation Period, Consolidated EBITDA for such Calculation Period, less the aggregate Capital Expenditure Reserve for all Properties during such period.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Facility” has the meaning specified in Section 11.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Deficit Amount” has the meaning specified in Section 10.10.

“Aggregate Excess Amount” has the meaning specified in Section 10.10.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolver Usage for such day in the following pricing grid:

Revolver Usage	Applicable Fee Rate
< 50%	0.25%
> 50%	0.15%

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time; (b) in respect of the Delayed Draw Term Facility, with respect to any Delayed Draw Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Delayed Draw Term Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Delayed Draw Term Lender’s Delayed Draw Term Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the principal amount of such Delayed Draw Term Lender’s Delayed Draw Term Loans at such time, (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17; and (d) in respect of all Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by (i) on or prior to the Closing Date, the sum of (x) such Lender’s Term Commitment at such time plus (y) such Lender’s Delayed Draw Term Commitment, subject to adjustment as provided in Section 2.17, plus (z) such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17, (ii) during the period from the Closing Date through the earlier of the last day of the Availability Period with respect to the Delayed Draw Term Facility and the date on which the Delayed Draw Term Loans are made, the sum of (x) the aggregate principal amount of such Lender’s Term Loans at such time plus (y) such Lender’s Delayed Draw Term Commitment plus (z) such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17, and (iii) thereafter, the sum of (x) the aggregate principal amount of such Lender’s Term Loans at such time plus (y) the aggregate principal amount of such Lender’s Delayed Draw Term Loans plus (z) such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments in respect of the applicable Facility have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility or in respect of all Facilities shall be determined based on the Applicable Percentage of such Lender in respect of the applicable Facility or in respect of all Facilities, as applicable, most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any day, with respect to any Eurodollar Rate Loan, Base Rate Loan, Letter of Credit Fee and Facility Fee, as the case may be:

(a)                                 until the Investment Grade Pricing Effective Date, the applicable rate per annum set forth below, based upon the range into which the Maximum Leverage Ratio then falls in accordance with the following table (the “Leverage-Based Applicable Rate”):

		Revolving Credit Facility		Term Facilities
Pricing Level	Maximum Leverage Ratio	Eurodollar Rate and Letter of Credit Margin	Base Rate Margin	Eurodollar Rate Margin	Base Rate Margin
Category 1	<30%	1.20%	0.20%	1.15%	0.15%
Category 2	>30% - <40%	1.35%	0.35%	1.30%	0.30%
Category 3	>40% - <50%	1.50%	0.50%	1.45%	0.45%
Category 4	>50% - <55%	1.70%	0.70%	1.65%	0.65%
Category 5	> 55%	2.00%	1.00%	1.95%	0.95%

The Maximum Leverage Ratio shall be determined as of the end of each fiscal quarter based on the financial statements and related Compliance Certificate delivered pursuant to Section 6.01 and Section 6.02(a), respectively, in respect of such fiscal quarter, and each change in rates resulting from a change in the Maximum Leverage Ratio shall be effective from and including the first Business Day immediately following the date when the Administrative Agent receives such financial statements and related Compliance Certificate indicating such change but excluding the effective date of the next such change.  Notwithstanding the foregoing, if either the financial statements or related Compliance Certificate are not delivered when due in accordance with Section 6.01 and Section 6.02(a), respectively, then the highest pricing (at Pricing Level Category 5) shall apply as of the first Business Day after the date on which such financial statements and related Compliance Certificate were required to have been delivered and shall continue to apply until the first Business Day immediately following the date such financial statements and related Compliance Certificate are delivered in accordance with Section 6.01 and Section 6.02(a), respectively, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Maximum Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date financial statements and a Compliance Certificate are required to be delivered pursuant to Section 6.01 and Section 6.02(a), respectively, for the fiscal quarter ending December 31, 2014 shall be at Pricing Level Category 1.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b); or

(b)                                 at all times on and after the Investment Grade Pricing Effective Date, the applicable rate per annum set forth below, based upon such Debt Ratings as set forth below applicable on such date (the “Ratings-Based Applicable Rate”):

		Revolving Credit Facility			Term Facilities
Pricing Level	Debt Ratings (S&P / Moody’s):	Facility Fee	Eurodollar Rate and Letter of Credit Margin	Base Rate Margin	Eurodollar Rate Margin	Base Rate Margin
Category 1	> A- / A3	0.125%	0.875%	0.000%	0.950%	0.000%
Category 2	BBB+ / Baa1	0.150%	0.925%	0.000%	1.025%	0.025%
Category 3	BBB / Baa2	0.200%	1.050%	0.050%	1.200%	0.200%
Category 4	BBB- / Baa3	0.250%	1.250%	0.250%	1.450%	0.450%
Category 5	< BBB- / Baa3 (or unrated)	0.300%	1.650%	0.650%	1.900%	0.900%

For purposes hereof, the term “Debt Rating” refers to the long term unsecured senior, non-credit enhanced corporate debt rating (regardless of watch status) of the Borrower by S&P and/or Moody’s (collectively, the “Debt Ratings”); provided if at any time the Borrower has two (2) Debt Ratings, and such Debt Ratings are not equivalent, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P), the Applicable Rate shall be determined based on the higher of the Debt Ratings; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P) or more, the Applicable Rate shall be determined based on the Debt Rating that is one lower than the higher Debt Rating.  If at any time after the Investment Grade Pricing Effective Date the Borrower has no Debt Ratings, then the Applicable Rate shall be at Pricing Level Category 5.  Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date”.  Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any of the Term Facility, the Delayed Draw Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan, a Delayed Draw Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, each in its capacity as a joint lead arranger and joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of CIM Urban Partners, L.P. and of PMC Commercial Trust and their respective Subsidiaries for the year ended December 31, 2013 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of CIM Urban Partners, L.P. and of PMC Commercial Trust and their respective Subsidiaries.

“Availability Period” means, (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Facility pursuant to Section 2.06, and (iii) the date of termination of the commitment of all of the Revolving Credit Lenders to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Delayed Draw Term Facility, the period from and including the Closing Date to the earliest of (i) July 1, 2015, (ii) the Maturity Date for the Delayed Draw Term Facility, and (iii) the date of termination of the commitment of each Delayed Draw Term Lender to make Delayed Draw Term Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Revolving Credit Loan” means a Revolving Credit Loan that is a Base Rate Loan.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Calculation Period” means any period of four (4) full consecutive fiscal quarters of the Borrower and its Subsidiaries.

“Capital Expenditure Reserve” means, for any Calculation Period, an amount equal to:

(a)                                 $0.25 per square foot for each office Property;

(b)                                 $0.10 per square foot for each warehouse, industrial or distribution Property;

(c)                                  $0.15 per square foot for each retail Property;

(d)                                 $0.20 per square foot for each flex office/industrial Property;

(e)                                  $200.00 multiplied by the number of units in each residential Property; and

(f)                                   4% of the average of the quarterly gross revenues of each hotel Property for the applicable Calculation Period.

For purposes of determining a Property’s Capital Expenditure Reserve, the property type (retail, office, etc.) will be determined for the Property as a whole based on the source of the majority of the Property’s Gross Revenue (as determined in good faith by the Borrower).

“Capitalized Lease” means a lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of:

(a)                                 direct obligations of the United States, any state, district or territory of the United States or any member of the European Union or any political subdivision, agency or instrumentality thereof or obligations guaranteed or insured by the United States, any state, district or territory of the United States or any member of the European Union or any political subdivision, agency or instrumentality thereof, in each case, having maturities of not more than two years from the date of acquisition thereof;

(b)                                 demand or time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) is a Lender (or was a Lender at the time such deposit, certificate or acceptance was acquired) or (B) has combined capital and surplus of at least $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated at least “A-2” by Moody’s or at least “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities of not more than one year from the date of acquisition thereof;

(c)                                  commercial paper issued by any Person organized under the laws of the United States (or any state, district or territory thereof) or by any foreign country recognized by the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities of not more than 270 days from the date of acquisition thereof;

(d)                                 repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with a bank meeting the qualifications described in clause (b) above;

(e)                                  Indebtedness issued by Persons with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition; and

(f)                                   investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and substantially all of the portfolios of which consist of Investments of the character, quality and maturity described in clauses (a), (b) and (d) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements; provided further that for any of the foregoing to be included as a “Lender Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Designation Notice to the Administrative Agent on or prior to the time of such determination.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of any of a Lender, in its capacity as a party to such Cash Management Agreement, whether or not such Person subsequently ceases to be a Lender or an Affiliate of any of a Lender.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Investors, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 40% or more of the equity securities of

Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); unless, in each case, the Permitted Investors have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors or equivalent governing body of Borrower; or

(c)                                  CIM Holdings, Inc., CIM Group LLC, CIM Service Provider, LLC, or any Person Controlled by, or under common Control with, any of the foregoing fails to be the manager of the Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means a Term Commitment, a Delayed Draw Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Borrowing” means a Revolving Credit Borrowing, a Term Borrowing or a Delayed Draw Term Borrowing, as the context may require.

“Committed Loan” means a Term Loan, a Delayed Draw Term Loan or a Revolving Credit Loan, as the context may require.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies” means the Borrower and its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, without duplication, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense (plus, to the extent not already included in such Consolidated Interest Expense, amortization of deferred financing costs), (ii) the provision for federal, state, local and foreign income taxes of the Companies (including the Companies’ Ownership Share of the provision for federal, state, local and foreign incomes taxes of each Unconsolidated Affiliate), (iii) non-cash charges and expenses of the Companies reducing Consolidated Net Income for such period (excluding any non-cash charge or expense that results in an accrual of a reserve for a cash charge in any future period), (iv) the Companies’ Ownership Share of non-cash charges and expenses of Unconsolidated Affiliates (excluding any non-cash charge or expense that results in an accrual of a reserve for a cash charge in any future period), (v) acquisition closing costs of the Companies that were capitalized prior to FAS 141-R reducing such Consolidated Net Income (including the Companies’ Ownership Share of acquisition closing costs of Unconsolidated Affiliates that were capitalized prior to FAS 141-R reducing such Consolidated Net Income), (vi) depreciation and amortization expense of the Companies (including the Companies’ Ownership Share of depreciation and amortization expense of each Unconsolidated Affiliate) and asset write downs and write offs (including in respect of goodwill and intangible assets), (vii) one-time costs and expenses relating to the effectiveness of the Facilities and the transactions relating thereto and (viii) proceeds of rent loss and business interruption insurance received by the Companies, plus the Companies’ Ownership Share of proceeds of rent loss and business interruption insurance received by its Unconsolidated Affiliates and minus (b)(i) non-cash items of the Companies increasing such Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in clause (a)(iii) of this definition, except to the extent such reversal results from a cash payment) and (ii) the Companies’ Ownership Share of non-cash items of Unconsolidated Affiliates increasing such Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in clause (a)(iv) of this definition, except to the extent such reversal results from a cash payment).

“Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense, (b) scheduled payments of principal on Consolidated Total Indebtedness (excluding any balloon, bullet or similar payments payable on maturity of any such Consolidated Total Indebtedness), (c) the amount of cash dividends or distributions paid or required to be paid by any Company (other than to another Company or in connection with any prepayment, redemption or purchase offer) during such period in respect of its preferred equity interests and (d) the Companies’ Ownership Share of the amount of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate during such period in respect of its preferred equity interests (to Persons other than (i) a Company or (ii) an Unconsolidated Affiliate in which the percentage of equity interests of such Unconsolidated Affiliate owned by the Companies is greater than or equal to the percentage of equity interests owned by the Companies in the Unconsolidated Affiliate paying the dividend or distribution).

“Consolidated Implied Unsecured Interest Expense” means, for any period, (a) the amount of interest that would be due on all Unsecured Debt during such period at a per annum interest rate equal to the greater of (i) the actual rate of interest payable thereon and (ii) six percent (6.00%) minus (b) the net amount of cash payments received by the Companies under interest rate swap contracts to the extent the notional amount hedged thereunder is in respect of Unsecured Debt during such period.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (a) total interest expense (including, for the avoidance of doubt, capitalized interest) of the Companies for such period determined on a consolidated basis in accordance with GAAP plus (b) the Companies’ Ownership Share of total interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliate for such period determined in accordance with GAAP; provided that Consolidated Interest Expense for any period shall be reduced by (i) any cash interest income received by the Companies during such period not otherwise included in the Consolidated Net Income for such period and (ii) the net amount of cash payments received by the Companies under interest rate swap contracts during such period.  “Consolidated Interest Expense” shall (a) be determined without regard to the effects thereon of (i) FASB ASC-860 with respect to non-cash portion of interest expense arising from transfer or servicing of financial assets and FASB ASC 470-20 with respect to the non-cash portion of interest expense attributable to convertible indebtedness and (ii) non-cash charges including, but not limited to, the amortization of debt issue costs, premiums, discounts, intangible assets, or intangible liabilities, or any non-cash charges or write-offs related to the restructuring, modification or extinguishment of debt in accordance with FASB ASC 470-50 or FASB ASC 470-60 and (b) exclude onetime cash payments including, but not limited to, debt issue costs, pre-payment penalties, defeasance, yield maintenance, legal costs.

“Consolidated Net Income” means, with respect to any period, the sum of (a) the net income (or loss) of the Companies for such period determined on a consolidated basis in accordance with GAAP, excluding any extraordinary, unusual or non-recurring gain (or extraordinary, unusual or non-recurring loss) realized during such period by any Company, plus (b) the Companies’ Ownership Share of the net income (or loss) of each Unconsolidated Affiliate for such period determined in accordance with GAAP, excluding any extraordinary or non-recurring gain (or extraordinary or non-recurring loss) realized during such period by such Unconsolidated Affiliate.

“Consolidated Total Indebtedness” means, as of any date of determination, the sum, without duplication, of (a) the aggregate amount of all Indebtedness of the Companies that would be reflected on a consolidated balance sheet of the Companies as of such date plus (b) the Companies’ Ownership Share of the aggregate amount of all Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated

Affiliate.  For the avoidance of doubt, Consolidated Total Indebtedness will be determined without duplication of any amounts constituting Off-Balance Sheet Arrangements of any Company that would be included as Indebtedness under both clause (a) and clause (b) of this definition.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Joint Venture” means a Subsidiary of the Borrower (the “Specified Subsidiary”) that (a) is organized under the laws of the United States or a state thereof or the District of Columbia (and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in the Specified Subsidiary is also organized under the laws of the United States or a state thereof or the District of Columbia), (b) owns or ground leases a Property (either directly or through a Controlled Joint Venture Subsidiary), and the sale or financing of such Property is substantially controlled by the Borrower or a Wholly-Owned Subsidiary of the Borrower, subject to customary provisions set forth in the organizational documents of the Specified Subsidiary with respect to refinancings or rights of first refusal granted to other equity holders of the Specified Subsidiary and (c) is not a Wholly-Owned Subsidiary of the Borrower.  For purposes of the preceding sentence, the sale or financing of a Property owned or ground leased by a Specified Subsidiary (either directly or through a Controlled Joint Venture Subsidiary) shall be deemed to be substantially controlled by the Borrower or a Wholly-Owned Subsidiary of the Borrower if the Borrower or such Wholly-Owned Subsidiary has the ability to exercise a buy-sell right in the event of a disagreement regarding the sale or financing of such Property and pursuant to such exercise cause such Property to be owned or ground leased directly by the Borrower or a Wholly-Owned Subsidiary of the Borrower.

“Controlled Joint Venture Subsidiary” means, as to any Controlled Joint Venture, a Wholly-Owned Subsidiary of such Controlled Joint Venture (the “Specified CJV Subsidiary”) that is organized under the laws of the United States or a state thereof or the District of Columbia (and each Subsidiary of such Controlled Joint Venture that directly or indirectly owns any Equity Interests in the Specified CJV Subsidiary that is also organized under the laws of the United States or a state thereof or the District of Columbia).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Creditor Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing.

“Current Appraisal” means, as of any date of determination with respect to any Property, an MAI appraisal setting forth the “as is” estimated value of such Property, which appraisal is dated as of a date that is no more than twelve months prior to such date of determination and is in form, and is prepared by an independent appraisal firm, that is satisfactory to the Administrative Agent.

“Current Value” means as at any date of determination:

(a)                                 with respect to any asset (other than any Property) of a Company, the amount of such asset as required to be shown on a consolidated balance sheet of the Companies prepared in accordance with GAAP, except for deferred rent receivable and charges and intangible assets and liabilities, the amount of which will be zero;

(b)                                 with respect to any Property for which there is a Current Appraisal, the “as is” estimated value of such Property as set forth in a Current Appraisal plus undepreciated capital expenditures since the date of determination in the Current Appraisal;

(c)                                  with respect to any Property for which there is no Current Appraisal, (i) if such Property has been owned or ground leased by a Company for less than twelve months, the Purchase Price plus undepreciated capital expenditures for such Property since the date of acquisition thereof or (ii) if such Property has been owned or ground leased by a Company for at least twelve months, zero; and

(d)                                 with respect to any asset owned or ground leased by an Unconsolidated Affiliate, the Companies’ Ownership Share of the Current Value of such asset (with such Current Value calculated as if such asset were owned or ground leased by a Company).

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of funds, environmental claims, breach of representations or warranties, incurrence of impermissible liens, filing of a voluntary bankruptcy petition, impermissible transfers or dispositions, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, Base Rate Loans and Eurodollar Rate Loans, an interest rate equal to (i) the Base

Rate, plus (ii) the Applicable Rate then applicable for Base Rate Loans under the Revolving Credit Facility, plus (iii) 2.00% per annum, (b) when used with respect to a Base Rate Loan, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate then applicable for Base Rate Loans for the Facility under which such Loan was made, plus (iii) 2.00% per annum, (c) when used with respect to a Eurodollar Rate Loan, an interest rate equal to (i) the Eurodollar Rate, plus (ii) the Applicable Rate then applicable for Eurodollar Rate Loans for the Facility under which such Loan was made, plus (iii) 2.00% per annum and (d) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate then applicable for Letter of Credit Fees, plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Swing Line Loans or amounts payable pursuant to Section 11.04(c)) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delayed Draw Term Borrowing” means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Delayed Draw Term Lenders pursuant to Section 2.01(c).

“Delayed Draw Term Commitment” means, as to each Delayed Draw Term Lender, its obligation to make Delayed Draw Term Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Delayed Draw Term Lender’s name on Schedule 2.01 under the caption “Delayed Draw Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Delayed Draw Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Delayed Draw Term Facility” means, (a) at any time during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the Delayed Draw Term Commitments at such time and (ii) the aggregate amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time and (b) thereafter, the aggregate amount of Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time.  On the Closing Date the Delayed Draw Term Facility is $75,000,000.

“Delayed Draw Term Lender” means (a) at any time during the Availability Period in respect of the Delayed Draw Term Facility, any Lender that has a Delayed Draw Term Commitment or a Delayed Draw Term Loan at such time and (b) thereafter, any Lender that holds a Delayed Draw Term Loan at such time.

“Delayed Draw Term Loan” means an advance made by a Delayed Draw Term Lender under the Delayed Draw Term Facility.

“Delayed Draw Term Note” means a promissory note made by the Borrower in favor of a Delayed Draw Term Lender evidencing Delayed Draw Term Loans made by such Delayed Draw Term Lender, substantially in the form of Exhibit C-1.

“Delayed Draw Term Unused Fee” has the meaning specified in Section 2.09(b).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself, or its government, is the subject of any Sanction.

“Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit I.

“Direct Owner” means each Subsidiary of the Borrower that directly owns or is the ground lessee of an interest in any Property.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means a Person that is a competitor of the Companies that is specifically identified by name on a list provided to the Administrative Agent on or prior to the Closing Date and posted on the Platform, as such list may be updated from time to time after the Closing Date upon the written request of the Borrower to the Administrative Agent and consented to in writing by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed (but no such identification shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest, provided that any such Person shall not be permitted to acquire additional Loans, participations or other interests in the Facility), and posted on the Platform.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Ground Lease” means ground lease with respect to a Property executed by a Loan Party, Controlled Joint Venture or Controlled Joint Venture Subsidiary, as lessee as to which no default or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of thirty-five (35) years or more from the date the Property is included as an Unencumbered Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines or penalties), of the Borrower, any other Company or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) obligations under any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; or (i) a failure by a Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by a Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Eurodollar Illegality Event” has the meaning specified in Section 3.02.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything to the contrary contained herein, at any time that the Eurodollar Rate determined in accordance with the foregoing is less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Swap Obligation (or any Guarantee thereof) is or becomes illegal or not permitted under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Obligors) at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Facilities” means the credit facilities provided pursuant to (a) that certain Credit Agreement dated as of February 6, 2012, by and among CIM Urban Partners, L.P., as borrower, Bank of America, as administrative agent, swing line lender, L/C issuer and a lender, and the other lenders from time to time party thereto, as amended, (b) that certain Credit Agreement dated as of August 28, 2013, by and among CIM Urban Partners, L.P., as borrower, Bank of America, as administrative agent, swing line lender, L/C issuer and a lender, and the other lenders from time to time party thereto, as amended, restated, modified, refinanced or extended from time to time, and (c) that certain Amended and Restated Credit Agreement dated as of December 28, 2010 by and among the Borrower, certain subsidiaries thereof as co-borrowers, JPMorgan Chase Bank, N.A. and administrative agent and the lenders party thereto.

“Extension Notice” has the meaning specified in Section 2.14(a).

“Facilities” means the Term Facility, the Delayed Draw Term Facility and the Revolving Credit Facility.

“Facility” means the Term Facility, the Delayed Draw Term Facility or the Revolving Credit Facility, as the context may require.

“Facility Fee” has the meaning specified in Section 2.09(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated July 18, 2014, among the Borrower, the Arrangers, Bank of America and JPMorgan Chase Bank, N.A.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is Revolving Credit Lender that is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means, subject to Section 1.03(b), generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means, with respect to a Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), in each case, with competent jurisdiction over such Person.

“Gross Revenues” means, with respect to any Property, all revenues of any kind derived from owning or operating such real estate property determined in accordance with GAAP.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantors” means (a) at all times, CIM Urban Partners, L.P., (b) with respect to Unencumbered Property Subsidiaries other than CIM Urban Partners, L.P., (i) at all times prior to an Investment Grade Release, each such other Unencumbered Property Subsidiary and (ii) upon and at all times following an Investment Grade Release, each such other Unencumbered Property Subsidiary (if any) that is a borrower or guarantor of, or otherwise obligated in respect of, any Unsecured Debt, and only for so long as such Subsidiary remains obligated in respect of such Unsecured Debt, in each case, together with their successors and permitted assigns, and in each case under clauses (b)(i) and (b)(ii), to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 11.19, and (c) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations under Lender Swap Agreements and all obligations under Lender Cash Management Agreements, the Borrower.

“Guaranty” means the Guaranty made by the Guarantors under Article X in favor of the Creditor Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided, in the case of a Lender Swap Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Lender Swap Agreement; provided further that for any of the foregoing to be included as a “Lender Swap Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Designation Notice to the Administrative Agent prior to such date of determination.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.15(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than 90 days or (ii) being contested in good faith by appropriate proceedings diligently conducted);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   amount of any Capitalized Lease or Synthetic Lease Obligation as of any date;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)                                 all Off-Balance Sheet Arrangements of such Person; and

(i)                                     all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof: (i) Indebtedness of any Person shall include such Person’s Ownership Share of the foregoing items and components attributable to Indebtedness (as set forth in clauses (a) through (g) above) of Unconsolidated Affiliates; (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person; (iii) notwithstanding any of the foregoing, Indebtedness shall not include (1) current expenses and intercompany liabilities, (2) prepaid or deferred revenues arising in the ordinary course of business, including prepaid rent, (3) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (4) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (5) security deposits, (6) artificial financing obligations treated as liability under GAAP related to sales of real estate accounted for under FASB ASC 360-20 under financing or deposit method and (7) artificial financing obligations treated as liability under GAAP related to sale leaseback transactions that do not meet the requirements to account for the sale leaseback under FASB ASC 840-40; (iv) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; and (v) the amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  For the avoidance of doubt, the transferred guaranteed portion of an SBA 7(a) Loan that is accounted for in accordance with GAAP as a secured borrowing rather than a sale shall not be Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indirect Owner” means each Subsidiary of the Borrower that directly or indirectly owns an interest in any Direct Owner.

“Information” has the meaning specified in Section 11.07.

“Initial Maturity Date” means September 30, 2016.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each month and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is less than six months and requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance, other extension of credit or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings, and costs to construct real property assets under development).  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Credit Rating” means receipt of a corporate Debt Rating of BBB- or better from S&P (regardless of watch status) or Baa3 or better from Moody’s (regardless of watch status).

“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (a) the Borrower has obtained an Investment Grade Credit Rating and (b) the Borrower has delivered to the Administrative Agent an Officer’s Certificate (i) certifying that an Investment Grade Credit Rating has been obtained and is in effect (which certification shall also set forth the Debt Rating(s) received, if any, from each of S&P and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facilities.

“Investment Grade Release” has the meaning specified in Section 11.19(a).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Venture Partner” means any Wholly-Owned Subsidiary of the Borrower that owns a direct Equity Interest in any Controlled Joint Venture that, or that has a Controlled Joint Venture Subsidiary that, owns or ground leases, directly or indirectly, an Unencumbered Property.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Draw Notice” has the meaning specified in Section 2.03(c)(i).

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including (without duplication) all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Reimbursement Date” has the meaning specified in Section 2.03(c)(i).

“Lease” means each existing or future lease, sublease (to the extent of any rights thereunder of Borrower or Unencumbered Property Subsidiary, as applicable), or other agreement (other than an Eligible Ground Lease) under the terms of which any Person has or acquires any right to occupy or use any real property, or any part thereof or interest therein (but such Person does not own such real property, or any part thereof or interest therein).

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lender Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Lender Swap Agreement” means any interest rate Swap Contract not prohibited by Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $37,500,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage-Based Applicable Rate” has the meaning specified in the definition of “Applicable Rate”.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).  For the avoidance of doubt, a precautionary filing in respect of an operating lease shall not constitute a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement and the Fee Letter.

“Loan Modification Offer” has the meaning specified in Section 11.01.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Fees” means, with respect to each Property for any period, an amount equal to the greater of (a) actual management, advisory or similar fees payable with respect thereto and (b) three percent (3.0%) per annum of the Gross Revenues, adjusted to eliminate the straight lining of rents and the impact of non-cash adjustments of above and below market lease amortization, and lease incentive amortization, derived from the operation of such Property.

“Market Disruption Event” has the meaning specified in Section 3.03.

“Material Adverse Effect” means (a) a material adverse effect on, the operations, business, assets, liabilities (actual or contingent), or financial condition of the Companies, taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender (but not due to the specific circumstances of such Lender) under any Loan Document, or of the ability of the Borrower and the Loan Parties, taken as a whole, to perform their obligations under any Loan Documents; and (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Maturity Date” means, with respect to each Facility, the later of (a) the Initial Maturity Date and (b) if the Initial Maturity Date of such Facility is extended pursuant to Section 2.14,

such extended maturity date as determined pursuant to Section 2.14; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) Consolidated Total Indebtedness as of such date, to (b) Total Asset Value as of such date.

“Maximum Secured Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) all Secured Debt of the Companies, on a consolidated basis as of such date, to (b) Total Asset Value as of such date.

“Maximum Secured Recourse Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) all Recourse Debt of the Companies that is Secured Debt, on a consolidated basis as of such date, to (b) Total Asset Value as of such date.

“Maximum Unencumbered Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) all Unsecured Debt as of such date, to (b) Unencumbered Asset Value as of such date.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Minimum Fixed Charge Coverage Ratio” means, for any Calculation Period, the ratio of (a) Adjusted Consolidated EBITDA, to (b) Consolidated Fixed Charges, in each case for such Calculation Period.

“Minimum Property Condition” means, as of any date of determination that, (a) there are at least ten (10) Unencumbered Properties and (b) the aggregate Unencumbered Asset Value of such Unencumbered Properties is at least equal to the aggregate Facilities on such date.

“Minimum Unencumbered Interest Coverage Ratio” means, the ratio of (a) the aggregate Unencumbered NOI for any fiscal quarter, to (b) Consolidated Implied Unsecured Interest Expense for such fiscal quarter.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means a provision of any agreement (other than this Agreement) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge.”

“Net Equity Proceeds” means all cash or other assets received by the Borrower as a result of the sale of common shares, preferred shares, convertible securities or other Equity Interests in the Borrower, less investment banking fees, legal fees, accountants’ fees, printer’s fees, underwriting and placement discounts and commissions and other customary costs, fees and discounts related to the issuance thereof paid by the Borrower or any of its Subsidiaries to a Person that is not Borrower or an affiliate thereof.

“Net Operating Income” means, with respect to any Property for any period, (a) property rental and other income derived from the operation of such Property, including proceeds of rent loss and business interruption insurance received by the Companies, but excluding prepaid rents and revenues and security deposits, except to the extent applied in satisfaction of tenants’ obligations for rent (as determined in accordance with GAAP), adjusted to eliminate the straight lining of rents, minus (b) the sum of (i) all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Property for such period, including, without limitation, amounts accrued for the payment of real estate taxes and property insurance premiums, but excluding any general and administrative expenses related to the operation of Borrower and its Subsidiaries, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs and (ii) Management Fees, minus (c) the applicable Capital Expenditure Reserve; provided that notwithstanding anything to the contrary contained in the foregoing, Net Operating Income shall be calculated net of non-cash operating items such as below-market lease assets and liabilities and other non-cash items, and the amortization of acquired in place lease valuations.

“New Lender Joinder Agreement” has the meaning specified in Section 2.15(a).

“New Term Facility” has the meaning specified in Section 2.15(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders, all Lenders of a Facility or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders or the Required Term Lenders, Required Delayed Draw Term Lenders or Required Revolving Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Debt” means, with respect to a Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) the holder of such Indebtedness may not look to such Single Asset Holding Company personally for repayment, other than to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or pursuant to Customary Recourse Exceptions or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash or cash equivalents and other assets of nominal value incidental to the ownership of such Single Asset Entity.

“Note” means a Term Note, a Delayed Draw Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (b) all Additional Obligations with respect to any Loan Party and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the documented and out of pocket fees, charges and disbursements of outside counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of an Obligor shall exclude any Excluded Swap Obligations with respect to such Obligor.

“Obligors” means the Borrower and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Arrangement” means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Borrower is a party, under which the Borrower has:

(a)                           any obligation under a guarantee contract that has any of the characteristics identified in FASB ASC 460-10-15-4;

(b)                           a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

(c)                                  any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both indexed to the Borrower’s own stock and classified in stockholders’ equity in the Borrower’s statement of financial position, as described in FASB ASC 815-10-15-74; or

(d)                                 any obligation, including a contingent obligation, arising out of a variable interest (as defined in the FASB ASC Master Glossary) in an unconsolidated entity that is held by, and material to, the Borrower, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, the Borrower or its Subsidiaries.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Ownership Share” means, with respect to any Unconsolidated Affiliate of a Company as of any date of determination, such Company’s pro rata share of the liabilities or assets, as the case may be, of such Unconsolidated Affiliate determined in accordance with GAAP, which shall be calculated as the greater of (a) such Company’s direct or indirect nominal capital ownership interest in such Unconsolidated Affiliate as set forth in the organization documents of such Unconsolidated Affiliate, and (b) such Company’s direct or indirect economic ownership interest in such Unconsolidated Affiliate reflecting such Company’s current allocable share of income and expenses of such Unconsolidated Affiliate, in each case as of such date.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Amendments” means, with respect to any Affected Facility, an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders thereof on customary terms (provided that such extensions may not result in having more than three maturity dates at any time with respect to either Facility (other than, in the case of the Term Loan Facility, the maturity date of each New Term Facility) without the consent of the Administrative Agent) and, in connection therewith, a change in the Applicable Rate with respect to the applicable Loans and/or Commitments of the Accepting Lenders thereof (including by implementation of a “LIBOR floor”) and the payment of additional fees to such Accepting Lenders.

“Permitted Encumbrances” means:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business or other title and survey exceptions disclosed in the applicable title insurance policies, in any such case that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(c)                                  mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not yet overdue for a period of more than thirty (30) days or are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)                                 any interest of a lessee of a Property under leases entered into in the ordinary course of the applicable Company’s business;

(e)                                  rights of lessors under Eligible Ground Leases;

(f)                                   Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted, and which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance GAAP;

(g)                                  Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h); and

(h)                                 Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to the Administrative Agent have been provided.

“Permitted Investors” means (a) CIM Holdings, Inc., CIM Group LLC, CIM Service Provider, LLC, and any Persons Controlled by, or under common Control with, any of the foregoing; (b) Richard Ressler, Shaul Kuba or Avraham Shemesh, any of their respective spouses and lineal descendants, (c) a trust, the then current beneficiaries of which, include only Richard Ressler, Shaul Kuba, Avraham Shemesh, and/or their respective lineal descendants and present and former spouses; and/or (d) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which the majority of the voting securities of such group are owned by persons listed in subclauses (a) or (b).

“Person” means An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, permitted joint venture, Governmental Authority or other entity of whatever nature, whether public or private.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of a Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“PMC Commercial Trust” means PMC Commercial Trust, a former Texas corporation and the predecessor of the Borrower, which merged with and into the Borrower pursuant to an Agreement and Plan of Merger, dated as of April 28, 2014, by and between PMC Commercial Trust and PMC Commercial Merger Sub, Inc.

“Pro Forma Basis” means, for purposes of calculating compliance with Section 7.11 or determining the Leverage-Based Applicable Rate (as defined in the definition of Applicable Rate) in respect of a proposed Pro Forma Transaction, such transaction shall be deemed to have occurred as of the first day of the four (4) fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information (such period, the “Measuring Period”).  As used herein, “Pro Forma Transaction” means (a) any incurrence or assumption of Indebtedness, (b) any removal of a Property as an Unencumbered Property (including a release of any Unencumbered Property Subsidiary from its obligations under the Guaranty) or any direct or indirect Disposition of any Person or Property (including through a merger, dissolution, liquidation or consolidation thereof), or (c) the making of any Investment or any other acquisition of any Person (including by merger) or property (including any property for which a ground lease was entered into).  In connection with any calculation relating to Section 7.11 upon giving effect to a Pro Forma Transaction on a Pro Forma Basis for the applicable Measuring Period, in each case to the extent applicable and in a manner reasonably satisfactory to the Administrative Agent:

(i)                                     any Indebtedness (x) that is to be incurred in connection with such Pro Forma Transaction, and the aggregate amount of all other Indebtedness incurred since the last day of such Measuring Period, shall be included and deemed to have been incurred as of the first day of the applicable period, and (y) that is to be retired or repaid in connection with such Pro Forma Transaction, and the aggregate amount of all other Indebtedness retired or repaid since the last day of such Measuring Period, shall be excluded and deemed to have been retired as of the first day of such Measuring Period;

(ii)                                  income statement items (whether positive or negative) attributable to (x) any Person or Property being directly or indirectly Disposed of or removed in connection with such Pro Forma Transaction, and all other Persons and Properties directly or indirectly Disposed of or removed since the last day of such Measuring Period, shall be excluded and (y) any Person or Property being acquired in connection with such Pro Forma Transaction, and all other Persons and Properties acquired since the last day of such Measuring Period, shall be included as of the first day of such Measuring Period;

(iii)                               Total Asset Value shall (x) exclude the portion of Total Asset Value attributable to any Person or Property being directly or indirectly Disposed of or removed in connection with such Pro Forma Transaction and all other Persons and Properties directly or indirectly Disposed of or removed since the last day of such Measuring Period, and (y) include, as of the first day of such Measuring Period, the acquisition price of any Person or Property being acquired in connection with such Pro Forma Transaction and the acquisition price paid for all other Persons and Properties acquired since the last day of such Measuring Period;

(iv)                              Unencumbered Asset Value shall (x) exclude the portion of Unencumbered Asset Value attributable to any Unencumbered Property being directly or indirectly Disposed of or removed in connection with such Pro Forma Transaction and all other Unencumbered Properties directly or indirectly Disposed of or removed since the last day of such Measuring Period, and (ii) include, as of the first day of such Measuring Period, the acquisition price of any Property being acquired in connection with such Pro Forma Transaction (to the extent such property will be an Unencumbered Property upon the acquisition thereof) and the acquisition price paid for all other Unencumbered Properties acquired since the last day of such Measuring Period; and

(v)                                 to the extent any other pro forma adjustments are to be included in connection with any such calculation, such adjustments are (A) directly attributable to such Pro Forma Transaction and (B) factually supportable.

“Property” means a real estate property owned or ground leased by any Company, excluding any real estate property that is accounted for as an asset of a Company solely by virtue of FASB ASC 360-20 or FASB ASC 840-40.

“Proposed Real Estate” means, at any time, (a) any Property, (b) any real estate that a Company plans to acquire or lease or (c) any real estate owned or leased by a Person that a Company plans to acquire, in each such case that satisfies (or, upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof, would satisfy) the Unencumbered Property Criteria, except for clause (a) of the definition thereof.

“Proposed Unencumbered Subsidiary” has the meaning specified in Section 6.12.

“Purchase Price” means, with respect to any Property, the contractual purchase price paid by a Company for the acquisition of such Property from a third party that is not an Affiliate of the Borrower.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratings-Based Applicable Rate” has the meaning specified in the definition of “Applicable Rate”.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Debt” means for any Person as of any date, Indebtedness of such Person that is not Non-Recourse Debt.

“Register” has the meaning specified in Section 11.06(c).

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under the provisions of Sections 856 et seq. of the Code and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, auditors (including internal auditors), attorneys and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Release Notice” has the meaning specified in Section 11.19(b).

“Relevant Payment” has the meaning specified in Section 10.10.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Financial Information” means, with respect to each fiscal period or quarter of the Borrower (a) the financial statements required to be delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) and (b) the Compliance Certificate and other calculations required to be delivered to the Administrative Agent pursuant to Section 6.02(a).

“Required Delayed Draw Term Lenders” means, as of any date of determination, Delayed Draw Term Lenders having more than 50% of the Delayed Draw Term Facility on such date; provided that the portion of the Delayed Draw Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided that (i) the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that (i) the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders and (ii) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Term Lenders” means, as of any date of determination, Term Lenders having more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolver Usage” means, with respect to any day, the ratio (expressed as a percentage) of (a) the sum of (i) the Outstanding Amount of Revolving Credit Loans on such day and (ii) the Outstanding Amount of L/C Obligations on such day to (b) the Revolving Credit Commitments in effect on such day.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Commitments for purposes of determining “Revolver Usage”.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.  On the Closing Date, the Revolving Credit Facility is $450,000,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or holds a Revolving Credit Loan at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C-2.

“Sanction(s)” means any sanction or trade embargo imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, Inc. and any successor thereto.

“SBA 7(a) Loans” has the meaning specified in Section 7.02(e).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, for any Person as of any date, the total aggregate principal amount of any Indebtedness of such Person that is (a) secured in any manner by any Lien or (b) entitled to the benefit of a Negative Pledge.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns or ground leases pursuant to an Eligible Ground Lease a Property and/or cash or cash equivalents and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property.  In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash or cash equivalents and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).

“Single Asset Holding Company” has the meaning set forth in the definition of Single Asset Entity.

“Solvency Certificate” means a solvency certificate of the chief financial officer or the chief accounting officer of the Borrower, substantially in the form of Exhibit H.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Obligor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, for the Companies as of any date of determination, (a) Total Asset Value, minus (b) Consolidated Total Indebtedness.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(b).

“Term Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facilities” means, at any time, the Term Facility and the Delayed Draw Term Facility.

“Term Facility” means, (a) at any time on or prior to the Closing Date, the aggregate amount of the Term Lenders’ Term Commitments at such time and (b) at any time after the Closing Date, the aggregate amount of Term Loans of all Term Lenders outstanding at such time.  On the Closing Date, the Term Facility is $325,000,000.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Term Loan at such time.

“Term Loan” means an advance made by a Term Lender under the Term Facility.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.

“Threshold Amount” means (a) with respect to Recourse Debt of any Person, $25,000,000 and (b) with respect to Non-Recourse Debt of any Person, $75,000,000.

“Total Credit Exposure” means, at any time, the sum of (a) the Term Facility at such time, (b) the Delayed Draw Term Facility at such time, (c) the aggregate unused Revolving Credit Commitments of all Revolving Credit Lenders at such time and (d) the aggregate Revolving Credit Exposure of all Revolving Credit Lenders at such time.

“Total Asset Value” means, as of any date, the sum of (x) the Current Value of the total assets of the Companies on a consolidated basis and (y) the Current Value of all assets owned or ground leased by any Unconsolidated Affiliate in which any Company owns a direct or indirect Equity Interest.  For purposes of this definition, total assets of any Person shall not include any real property asset that is accounted for as an asset of a Company solely by virtue of FASB ASC 360-20 or FASB ASC 840-40

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unconsolidated Affiliate” means, at any date, any Person (x) in which any of the Companies, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Companies on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Companies under GAAP.  Notwithstanding anything to the contrary contained herein, any Person in which the Borrower is the beneficial owner, directly or indirectly, of 50% or less of each class of Equity Interests of such Person shall be deemed to be an Unconsolidated Affiliate.

“Unencumbered Asset Value” means, as of any date of determination, the Current Value of all Unencumbered Properties; provided, that notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time:

(a)                                 the portion of Unencumbered Asset Value attributable to any single Unencumbered Property in excess of twenty percent (20%) of Unencumbered Asset Value at such time shall be disregarded;

(b)                                 the portion of Unencumbered Asset Value attributable to hotels in excess of twenty-five percent (25%) of Unencumbered Asset Value at such time shall be disregarded; and

(c)                                  the Unencumbered Asset Value attributable to all Unencumbered Properties that are owned, or ground leased pursuant to an Eligible Ground Lease, by a Controlled Joint Venture or Controlled Joint Venture Subsidiary (less any portion of Unencumbered Asset Value attributable to such Unencumbered Properties that is then disregarded pursuant to clause (a) or clause (b) of this definition), in excess of twenty percent (20%) of Unencumbered Asset Value at such time shall be disregarded.

“Unencumbered NOI” means, as of the last day of any period, the aggregate Net Operating Income for such period attributable to all Unencumbered Properties owned or ground leased pursuant to an Eligible Ground Lease during such period.

“Unencumbered Property” means, at any time, any Property that (a)(i) is listed on Schedule 1.01 or (ii) has been designated by the Borrower as an “Unencumbered Property” pursuant to Section 6.12 and (b) satisfies all of the Unencumbered Property Criteria at such time;

provided that in no event will any Property owned or ground leased, directly or indirectly, by First Western SBLC, Inc. or any Subsidiary thereof be an Unencumbered Property. Notwithstanding anything to the contrary contained herein, a Property shall not be deemed an Unencumbered Property if any Direct Owner or Indirect Owner thereof is a borrower or guarantor of, or is otherwise obligated in respect of, any Unsecured Debt, unless such Direct Owner or Indirect Owner is a Guarantor.

“Unencumbered Property Criteria” means, with respect to any Property, the following criteria:

(a)                                 such Property is Wholly-Owned by, or is ground leased pursuant to an Eligible Ground Lease to, (i) the Borrower, (ii) a Guarantor, (iii) following an Investment Grade Release, a Wholly-Owned Domestic Subsidiary that is not required to be a Guarantor, (iv) a Controlled Joint Venture or (v) a Controlled Joint Venture Subsidiary;

(b)                                 if such Property is owned by (or, if applicable, ground leased pursuant to an Eligible Ground Lease to) a Wholly-Owned Subsidiary of the Borrower, then (i) the Borrower shall own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of such Subsidiary, free and clear of any Lien, Negative Pledge or other encumbrance, and (ii) such Subsidiary shall be Controlled (including control over operating activities of such Subsidiary and the ability of such Subsidiary to dispose of, grant Liens in, or otherwise encumber assets, incur, repay and prepay Indebtedness, provide Guarantees and make Restricted Payments, in each case without any requirement for the consent of any other Person) exclusively by the Borrower and/or one or more Wholly-Owned Subsidiaries of the Borrower;

(c)                                  if such Property is owned by (or, if applicable, ground leased pursuant to an Eligible Ground Lease to) a (i) Controlled Joint Venture, then the Borrower or a Guarantor (or following an Investment Grade Release, a Wholly-Owned Domestic Subsidiary of the Borrower) shall own directly at least ninety percent (90%) of the issued and outstanding Equity Interests of such Controlled Joint Venture or (ii) a Controlled Joint Venture Subsidiary, then the Borrower or a Guarantor (or following an Investment Grade Release, a Wholly-Owned Domestic Subsidiary of the Borrower) shall own directly at least ninety percent (90%) of the issued and outstanding Equity Interests of the Controlled Joint Venture that is the direct parent of such Controlled Joint Venture Subsidiary, in each case free and clear of any Lien, Negative Pledge or other encumbrance;

(d)                                 except for restrictions set forth in this Agreement, the Borrower or a Wholly-Owned Subsidiary of the Borrower or a Guarantor has the unilateral right without restriction to (i) dispose (or cause the disposition) of such Property and the income therefrom or proceeds thereof and (ii) create a Lien (or cause the creation of a Lien) on such Property and the income therefrom or proceeds thereof as security for any Indebtedness of any of the Companies;

(e)                                  neither the Direct Owner of such Property, or if such Property is owned or ground leased by a Controlled Joint Venture, neither any Joint Venture Partner nor any Subsidiary of any Joint Venture Partner, nor any Indirect Owner of any thereof, shall be the obligor in respect of, Guarantee, or otherwise be liable for, any Indebtedness for borrowed money (other than (x) Indebtedness under the Facilities and (y) other Unsecured Debt so long as such Direct Owner, Joint Venture Partner or Subsidiary thereof or Indirect Owner is also a Guarantor and (z) in the case of an Indirect Owner, unsecured Guarantees of Non-Recourse Debt of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions);

(f)                                   such Property is primarily an apartment, industrial, office, retail, flex or hotel property (including ancillary parking lots/structures);

(g)                                  such Property is located in the continental United States;

(h)                                 such Property is not subject to any Lien, Negative Pledge, ground lease (other than an Eligible Ground Lease) and/or other encumbrances (other than Permitted Encumbrances);

(i)                                     such Property is not unimproved land or property under development;

(j)                                    neither the Direct Owner of such Property, nor any Joint Venture Partner, nor any Subsidiary of any Joint Venture Partner, nor any Indirect Owner of any thereof shall be subject to any proceedings under any Debtor Relief Law; and

(k)                                 such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters that would materially impair the value of such Property.

If at any time a Property does not meet all of the criteria set forth above, then such Property may be included as an Unencumbered Property only if approved by the Required Lenders.

“Unencumbered Property Subsidiary” means each direct and indirect Wholly-Owned Subsidiary of the Borrower, including CIM Urban Partners, L.P. and each Joint Venture Partner, that is a Direct Owner or Indirect Owner of all or a portion of an Unencumbered Property.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unsecured Debt” means, for any Person as of any date, the portion of Consolidated Total Indebtedness that is not Secured Debt of any of the Companies.

“Unused Fee” has the meaning specified in Section 2.09(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wholly-Owned” means, with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the title to such Property is held in fee directly or indirectly by, or one hundred percent (100%) of such Property is ground leased pursuant to an Eligible Ground Lease directly or indirectly by, such Person.

“Wholly-Owned Domestic Subsidiary” means a Wholly-Owned Subsidiary of Borrower organized under the laws of the United States or any state thereof.

“Wholly-Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which one hundred percent (100%) of the Equity Interests and one hundred percent (100%) of the ordinary voting power are, as of such date, owned and Controlled, directly or indirectly, by such Person.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Company shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                                  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Companies or to the determination of any amount for the Companies on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)                                 Annualization.  For purposes of calculating compliance with Section 7.11 or determining the Leverage-Based Applicable Rate (as defined in the definition of Applicable Rate) in each case at any time prior to the delivery of financial statements pursuant to Section 6.02(b) for the quarter ended March 31, 2015, (i) the relevant four consecutive fiscal quarter period shall be determined on an annualized basis reasonably acceptable to the Administrative Agent with the first fiscal quarter being the fiscal quarter ended June 30, 2014 and (ii) any Calculation Period used in determining such compliance or ratio prior to March 31, 2015 shall be a reference to such annualized period.

1.04                        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06                        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.                     THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Committed Loans.

(a)                                 Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment.  Subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                                 The Term Borrowing.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount equal to such Term Lender’s Term Commitment.  The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentages of the Term Facility.  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c)                                  The Delayed Draw Term Borrowing.  Subject to the terms and conditions set forth herein, each Delayed Draw Term Lender severally agrees to make a single loan to the Borrower on any Business Day during the Availability Period for the Delayed Draw Term Facility, in an amount not to exceed such Delayed Draw Term Lender’s Delayed Draw Term Commitment.  The Delayed Draw Term Borrowing shall consist of Delayed Draw Term Loans made simultaneously by the Delayed Draw Term Lenders in accordance with their respective Applicable Percentages of the Delayed Draw Term Facility.  Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  Delayed Draw Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Committed Loans.

(a)                                 Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days (or such shorter period as shall have been agreed to by the Administrative Agent and the Lenders) prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a minimum principal amount of $500,000.  Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Delayed Draw Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans, Delayed Draw Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term Loans, Delayed Draw Term Loans or Revolving Credit Loans as Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Term Loans, Delayed Draw Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Term Borrowing, a Delayed Draw Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Revolving Lenders, the Required Delayed Draw Term Lenders or the Required Term Lenders, as applicable.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03                        Letters of Credit.

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  The L/C Issuer shall not issue any Letter of Credit if, subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and the L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Maturity Date for the Revolving Credit Facility.

(iii)                               The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with competent jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                               the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000;

(D)                               the Letter of Credit is to be denominated in a currency other than Dollars; or

(E)                                any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)                              The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)                                 The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)                              The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the modifications to be effectuated by the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 (and, if such Letter of Credit is issued in connection with the initial Credit Extension, Section 4.01)  shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or applicable Subsidiary thereof or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Maturity Date for the Revolving Credit Facility; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)                              If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each such case, directing the L/C Issuer not to permit such reinstatement.

(v)                                 Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(vi)                              If the expiry date of any Letter of Credit would occur after the Maturity Date for the Revolving Credit Facility (giving effect to any pending Extension Notice that has been delivered pursuant to Section 2.14 and for which the conditions precedent to the extension requested therein are then satisfied), the Borrower hereby agrees that it will at least thirty (30) days prior to such Maturity Date (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Maturity Date for the Revolving Credit Facility, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit in an amount equal to 103% of the L/C Obligations arising or expected to arise in connection with such Letter of Credit.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof (such notification provided by the L/C Issuer to the Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrower (x) on or prior to 11:00 a.m. on the date of any payment by the L/C Issuer under such Letter of Credit (each such date a payment is made by the L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 12:00 p.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or (y) after 11:00 a.m. on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such date on which the Borrower, pursuant to clauses (x) and (y) of this sentence, are required to reimburse the L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the L/C Issuer is reimbursed in full therefor (whether through payment by the Borrower and/or through a Revolving Credit Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.05(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Credit Loan that is a Base Rate Committed Loan and (B) thereafter, at the Default Rate applicable to a Revolving Credit Loan that is a Base Rate Committed Loan.  Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Administrative Agent, solely for the account of the L/C Issuer.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly (and, in any event, on the same Business Day) confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Revolving Credit Lender shall upon any notice to it pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash

Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)                                 Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing and each Revolving Loan made pursuant to Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or its Subsidiaries or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower or its Subsidiaries;

(v)                                 honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)                              any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP;

(vii)                           any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)                        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any of their Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Revolving Credit Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, any Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct, bad faith or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)                                  Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)                                 Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to adjustment as provided in Section 2.17, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans made under the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate for the Revolving Credit Facility during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for the Revolving Credit Facility separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, (i) while any Event of Default arising under Section 8.01(a)(i), (f) or (g) exists, all Letter of Credit Fees shall accrue at the Default Rate, and (ii) upon the request of the Required Revolving Lenders while any Event of Default exists (other than as set forth in clause (i)), all Letter of Credit Fees shall accrue at the Default Rate.

(i)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                    Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)                                 Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04                        Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period for the Revolving Credit

Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly (and in any event on the same Business Day) by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.  Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be in a minimum principal amount of $500,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender shall, not later than 3:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Swing Line Lender by the Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice (or on the immediately following Business Day if such notice is received by the Revolving Credit Lenders after 11:00 a.m. on the specified funding date), whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Revolving Credit Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line

Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan or made a Revolving Credit Loan pursuant to Section 2.04(c), if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Revolving Credit Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                        Prepayments.

(a)                                 The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans, in each case, or such later time as is reasonably acceptable to the Administrative Agent; (ii) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000; and (iii) any prepayment of Base Rate Committed Loans shall be in a minimum principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment, the Facility and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.17, each such prepayment shall be promptly paid to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(b)                                 The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)                                  If for any reason Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Revolving Credit Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Total Revolving Credit Outstandings to equal or be less than the Revolving Credit Facility then in effect; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect.

2.06                        Termination or Reduction of Commitments.

(a)                                 Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Revolving Credit Facility would be less than $50,000,000 (unless the Revolving Credit Facility is terminated in full), and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the Revolving Credit Facility.  Any reduction of the Revolving Credit Facility shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage.  All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(b)                                 Mandatory.

(i)                                     The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing after giving effect thereto.

(ii)                                  The aggregate Delayed Draw Term Commitments shall be automatically and permanently reduced to zero on the last day of the Availability Period for the Delayed Draw Term Facility.

2.07                        Repayment of Loans.

(a)                                 The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date of the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b)                                 The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date of the Revolving Credit Facility.

(c)                                  The Borrower shall repay to the Term Lenders on the Maturity Date of the Term Facility the aggregate principal amount of all Term Loans outstanding on such date.

(d)                                 The Borrower shall repay to the Delayed Draw Term Lenders on the Maturity Date of the Delayed Draw Term Facility the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date.

2.08                        Interest.

(a)                                 Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans for such Facility; (ii) each Base Rate Committed Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans for the Revolving Credit Facility.

(b)                                 (i) While any Event of Default arising under Section 8.01(a)(i), (f) or (g) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  Upon the request of the Required Lenders, while any Event of Default has occurred and is then continuing (other than as set forth in clause (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Fees.  In addition to certain fees described in subsections (h) and (i) of Section 2.03 and in Sections 2.14(b)(iii) and 2.15(c)(iii):

(a)                                 Revolving Credit Fees.  At all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, the Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage,

(i)                                     prior to the Investment Grade Pricing Effective Date, an unused line fee (the “Unused Fee”) equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (x) the Outstanding Amount of Revolving Credit Loans and (y) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17, and

(ii)                                  at all times on and after the Investment Grade Pricing Effective Date, a facility fee (the “Facility Fee”) equal to the “Facility Fee” component of the Applicable Rate times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Commitments have terminated, the Total Revolving Credit Outstandings).

For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the Unused Fee.  Accrued Unused Fees pursuant to clause (i) above and Facility Fees pursuant to clause (ii) above shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.  The Unused Fee and the Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate or the “Facility Fee” component of the Applicable Rate, as applicable, during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate or the “Facility Fee” component of the Applicable Rate, as the case may be, separately for each period during such quarter that such Applicable Fee Rate or “Facility Fee” component of the Applicable Rate was in effect.

(b)                                 Delayed Draw Term Facility Fees.  At all times during the Availability Period for the Delayed Draw Term Facility, including at any time during which one or more of the conditions in Article IV is not met, the Borrower shall pay to the Administrative Agent, for the account of each Delayed Draw Term Lender in accordance with its Applicable Percentage of the Delayed Draw Term Facility, an unused line fee (the “Delayed Draw Term Unused Fee”) equal to 0.25% times the actual daily amount by which the Delayed Draw Term Facility exceeds the sum of the Outstanding Amount of Delayed Draw Term Loans, subject to adjustment as provided in Section 2.17.  Accrued Delayed Draw Term Unused Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Delayed Draw Term Facility.

(c)                                  Other Fees.  The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                 All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Companies or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Maximum Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Maximum Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, if applicable, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any other provision of this Agreement, including without limitation, Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the termination of the Revolving Credit Facility, the Term Facility and the Delayed Draw Term Facility and the repayment of all other Obligations hereunder.

2.11                        Evidence of Debt.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in Section 2.11(a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by any Loan Party shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by the Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due such parties.

2.13                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them in respect of the Facilities, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                        Extension of Maturity Date.

(a)                                 Request for Extension.  The Borrower may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) request that the Revolving Credit Lenders extend the Maturity Date for the Revolving Credit Facility, the Delayed Draw Term Lenders for the Delayed Draw Term Facility and/or the Term Lenders extend the Maturity Date for the Term Facility for an additional one year to the third anniversary of the Closing Date (the “Second Initial Maturity Date”) and (if so extended) for an additional one year to the fourth anniversary of the Closing Date.  The Borrower shall deliver the Extension Notice at least 30 days, but no more than 90 days, prior to the Initial Maturity Date and, with respect to the second extension, at least 30 days, but no more than 90 days, prior to the Second Initial Maturity Date. The Administrative Agent shall distribute any such Extension Notice to the Appropriate Lenders promptly following its receipt thereof.

(b)                                 Conditions Precedent to Effectiveness of Maturity Date Extension.  As conditions precedent to the effectiveness of each such extension of the Maturity Date each of the following requirements shall be satisfied on the date of such extension as determined in good faith by the Administrative Agent:

(i)                                     The Administrative Agent shall have received an Extension Notice within the period required under Section 2.14(a) above;

(ii)                                  On the date of such Extension Notice and on the Initial Maturity Date or the Second Initial Maturity Date, as applicable, both immediately before and immediately after giving effect to such extension, no Default shall have occurred and be continuing;

(iii)                               The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders of the Facility or Facilities being extended, based on such Lender’s Applicable Percentage of such Facility or Facilities as of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, an extension fee in an amount equal to 0.15% of the applicable Facility in effect on the Initial Maturity Date or the Second Initial Maturity Date, as applicable, it being agreed that such fee shall be fully earned upon the effectiveness of each such extension of the Maturity Date for the appropriate Facility and shall not thereafter be refundable for any reason;

(iv)                              The Administrative Agent shall have received a certificate of each Obligor dated as of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, signed by a Responsible Officer of such Obligor (A)(1) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such extension or (2) certifying that, as of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval for an extension of the Maturity Date, with respect to each of the Facilities, for up to an additional two years from the Initial Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (B) certifying that (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of the Extension Notice and, both before and after giving effect to such extension, on and as of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (x)) after giving effect to such qualification and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) no Default shall have occurred and is then continuing; and

(v)                                 The Obligors shall have delivered to the Administrative Agent reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of the Guaranty, executed by the Obligors party thereto.

(c)                                  Conflicting Provisions.  This Section shall supersede any provisions in Section 11.01 to the contrary.

2.15                        Increase in Facilities.

(a)                                 Request for Increase.  Provided that no Default shall have occurred and is then continuing, upon written notice to the Administrative Agent, the Borrower may, at any time and from time to time, elect to increase the aggregate principal amount of the Facilities to an amount not exceeding $1,150,000,000 by increasing the Revolving Credit Facility, by increasing the Term Facility and/or by implementing a new term facility on substantially the same terms as the Term Facility (other than (x) economic terms and (y) the maturity date thereof, which may in no event be earlier than the fourth anniversary of the Closing Date, each of which shall be determined by the Borrower and the Lenders with respect to such new Term Facility) (and after the Increase Effective Date with respect thereto all references to the “Term Facility” herein and in any other Loan Documents shall include such new term facility (each such tranche or new term facility, an “Incremental Facility”, and after the Increase Effective Date with respect thereto all references to the “Term Facility” herein and in any other Loan Documents shall include such new term facility (the “New Term Facility”)); provided that any such request for an increase shall be in a minimum amount of $25,000,000 or such other amount reasonably agreed to by the Borrower and the Administrative Agent.

Each notice from the Borrower pursuant to this Section 2.15 shall specify the Facility that it proposes to increase or if it proposes to add a New Term Facility and the proposed terms of the New Term Facility and the identity of each Lender and each Eligible Assignee that it has or proposes to approach to provide all or a portion of such increase (subject in each case to any requisite consents required under Section 11.06).  Each designated existing Lender shall notify the Administrative Agent within 20 Business Days whether or not it agrees to provide all or a portion of such increase and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any existing Lender approached to provide all or a portion of such increase may elect or decline, in its sole discretion, to provide all or a portion of such increase in the applicable Facility offered to it.  Any designated Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment or its Term Loan, or to provide any of the New Term Facility, as applicable.  Any Eligible Assignee providing any portion of such increase in the applicable Facility that is not an existing Lender shall become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide, and the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any commitment for, Incremental Facilities) or any additional Lender pursuant to Section 11.06(b), in each case on terms permitted under this Section 2.15(b); provided that the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to any additional Lender’s providing such Incremental Facilities if such consent by the Administrative Agent would be required under Section 11.06(b) for an assignment of Incremental Facilities to such additional Lender.

(b)                                 Effective Date and Allocations.  If the Revolving Credit Facility or the Term Facility is increased or a New Term Facility is established in accordance with this Section, the Borrower (in consultation with the Administrative Agent and subject to confirmation by the

Administrative Agent that the conditions precedent set forth in Section 2.15(c) have been satisfied) shall determine the effective date (each an “Increase Effective Date”) and the final allocation of such increase among the Appropriate Lenders and Eligible Assignees.  The Administrative Agent shall promptly notify the Borrower, the Appropriate Lenders and any party that is to become a Lender on the Increase Effective Date of the final allocation of such increase and the Increase Effective Date.  The Administrative Agent is authorized and directed to amend and distribute to the Lenders, including any party becoming a Lender on the Increase Effective Date, a revised Schedule 2.01 that gives effect to the increase and the allocation among the Lenders.

(c)                                  Conditions to Effectiveness of Increase.  As conditions precedent to each such increase, on or prior to the applicable Increase Effective Date, (i) the Administrative Agent shall have received a certificate of each Obligor dated as of such Increase Effective Date signed by a Responsible Officer of such Obligor (x) (1) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase or (2) certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval to increase the aggregate principal amount of the Facilities to an amount at least equal to $1,150,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of such Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default shall have occurred and is then continuing, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Borrower and each Eligible Assignee that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent, and, if such Eligible Assignee is becoming a Revolving Credit Lender, by the Swing Line Lender and the L/C Issuer and (y) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Revolving Credit Commitment or Term Loan, as applicable, will be increased, which confirmation, if from a Revolving Credit Lender, shall be acknowledged and consented to in writing by the Swing Line Lender and the L/C Issuer, (iii) if requested by the Administrative Agent or any new Lender or Lender increasing its Revolving Credit Commitment or Term Loan or any Lender under the New Term Facility, the Administrative Agent shall have received a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such customary matters concerning the increase in the aggregate amount of the Facilities as the Administrative Agent may reasonably request and (iv) the Borrower shall have paid to the Arrangers the fee required to be paid pursuant to the Fee Letter in connection therewith.

(d)                                 Settlement Procedures.  On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.15, the Administrative Agent shall notify the Appropriate Lenders of the occurrence of the increase of the applicable Facility effected on such Increase Effective Date and the amount of the applicable Revolving Credit Commitments or additional Term Loans, as the case may be, and the Applicable Percentage of each Appropriate Lender as a result thereof.  In the event of an increase in the Term Facility or a New Term Facility, on such Increase Effective Date each Lender participating in such increase or New Term Facility shall make a Term Loan to the Borrower equal to its allocated portion of such increase or New Term Facility.  In the event that an increase in the Revolving Credit Facility results in any change to the Applicable Revolving Credit Percentage of any Revolving Credit Lender, then on the Increase Effective Date, as applicable, (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages after giving effect to such increase, (ii) any new Revolving Credit Lender, and any existing Revolving Credit Lender whose Revolving Credit Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Revolving Credit Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Credit Lenders whose Applicable Revolving Credit Percentage is decreasing such amounts as are necessary so that each Revolving Credit Lender’s share of all Revolving Credit Loans, will be equal to its adjusted Applicable Revolving Credit Percentage, and (iv) the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.

(e)                                  Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.16                        Cash Collateral.

(a)                                 Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to any Cash Collateral provided by the Defaulting Lender).  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b)                                 Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Delayed Draw Term Lenders”, “Required Term Lenders” and Section 11.01.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Credit Lender, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default has occurred and is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Defaulting Lender that is a Revolving Credit Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any Unused Fee payable under Section 2.09(a) or any Delayed Draw Term Unused Fee under Section 2.09(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender that is a Revolving Credit Lender shall be entitled to receive (x) Facility Fees payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of the Revolving Credit Loans funded by it, and (2) its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16 and (y) Letter of Credit Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)                               With respect to any Facility Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  In the case of a Defaulting Lender that is a Revolving Credit Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Credit Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a

Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, and, with respect to any Defaulting Lender that is a Revolving Credit Lender, the Swing Line Lender and the L/C Issuer, agree in writing that a Defaulting Lender shall no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.  TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent, as required by such Laws, to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, as required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Tax Indemnifications.  (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)                                  Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     Any Lender (which solely for purposes of this Section 3.01(e) shall include the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B), (ii)(C) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              in the case of a foreign Lender, for whom payments under the Loan Documents constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner of payments made under any Loan Documents, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a

U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)                                  Payments made by Administrative Agent.  For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

(h)                                 L/C Issuer and Swing Line Lenders.  For purposes of this Section 3.01, the term “Lender” shall include the L/C Issuer and the Swing Line Lender.

(i)                                     Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Revolving Credit Facility, the Term Facility and the Delayed Draw Term Facility and the repayment, satisfaction or discharge of all other Obligations.

3.02                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the legal authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market (each, a “Eurodollar Illegality Event”), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such

Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  This Section shall supersede any provisions in Section 2.13 to the contrary.

During any period in which a Eurodollar Illegality Event is in effect, the Borrower may request, through the Administrative Agent, that the Lenders affected by such Eurodollar Illegality Event confirm that the circumstances giving rise to the Eurodollar Illegality Event continue to be in effect.  If, within thirty Business Days following such confirmation request, such Lenders have not confirmed the continued effectiveness of such Eurodollar Illegality Event, then such Eurodollar Illegality Event shall no longer be deemed to be in effect; provided, that (A) the Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 3.02 or the failure to provide confirmation of the continued effectiveness of such Eurodollar Illegality Event shall in any way affect the Lenders’ right to provide any additional notices of an Eurodollar Illegality Event as provided in this Section 3.02.

3.03                        Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to this clause (a), the “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender (each of (a) through (b), a “Market Disruption Event”).  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the affected Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

During any period in which a Market Disruption Event is in effect, the Borrower may request, through the Administrative Agent, that the affected Lenders (who gave such notice), as applicable, confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect. If, within thirty Business Days following such confirmation request, the affected Lenders have not confirmed the continued effectiveness of such Market Disruption Event, then such Market Disruption Event shall no longer be deemed to be in effect; provided, that (A) the Borrower shall not be permitted to submit any such request more than once in any 30 day period and (B) nothing contained in this Section 3.03 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the affected Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 3.03.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04                        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (excluding any Tax described in the parenthetical contained in clause (ii) preceding) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.  If any Lender or L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any amounts as to which it has been paid by Borrower pursuant to this Section 3.04(a), an amount equal to such refund (but only to the extent of the payments made by Borrower under this Section), net of all out-of-pocket expenses of such Lender or L/C Issuer shall be deducted from the interest amount payable by Borrower to such Lender or L/C Issuer for the next subsequent calendar month.

(b)                                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 Business Days from receipt of such notice.

(f)                                   Notwithstanding the foregoing, a Lender will not be entitled to demand, and the Borrower will not be obligated to pay, any amount under this Section 3.04 to the extent that such demand is applied to the Loan Parties in a discriminatory manner.

3.05                        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of the replacement of a Lender pursuant to Sections 3.06(b) and 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender determines or any Governmental Authority has asserted that it is unlawful for such Lender or its Lending Office to make, maintain or fund Loans pursuant to Section 3.02 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07                        Survival.  All of the Borrower’s obligations under this Article III shall survive the termination of the Revolving Credit Facility, the Term Facility and the Delayed Draw Term Facility, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals to the extent set forth below or otherwise requested by the Administrative Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement, in such number as requested by Administrative Agent;

(ii)                                  a Revolving Credit Note executed by the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term Note executed by the Borrower in favor of each Term Lender requesting a Term Note and a Delayed Draw Term Note executed by the Borrower in favor of each Delayed Draw Term Lender requesting a Term Note (which, to the extent delivered via e-mail (in a .pdf format) or telecopies, shall be followed promptly by originals);

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Obligor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Obligor is a party;

(iv)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that each Obligor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v)                                 a favorable opinion of (i) Sullivan & Cromwell LLP, counsel to the Obligors and (ii) Venable LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Obligors and the Loan Documents as the Administrative Agent may reasonably request;

(vi)                              a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Obligor and the validity against each Obligor of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)                           a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since June 30, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in writing in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (2) would reasonably be expected to have a Material Adverse Effect;

(viii)                        a Solvency Certificate from the Borrower certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, all

Credit Extensions to occur on the Closing Date), the Loan Parties and their Subsidiaries, taken as a whole and on a consolidated basis, are Solvent;

(ix)                              a duly completed Compliance Certificate, giving pro forma effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date);

(x)                                 evidence that substantially concurrently with the Closing Date all Indebtedness under the Existing Facilities (including all unpaid principal, interest, fees, expenses and other amounts owing thereunder or in connection therewith) has been repaid in full and all commitments thereunder have been terminated;

(xi)                              the financial statements referenced in Section 5.05(a) and (b);

(xii)                           such additional assurances or certifications with respect to satisfaction of the conditions precedent in Article IV as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require; and

(xiii)                        the Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(b)                                 Any fees required hereunder or under the Fee Letter to be paid on or before the Closing Date shall have been paid.

(c)                                  Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) at least two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Company contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  Any such proposed Credit Extension under the Revolving Credit Facility does not exceed the unused portion of the Revolving Credit Facility at such time.

(d)                                 The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01                        Existence, Qualification and Power.  Each Company and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except, solely in the case of a Company that is not a Loan Party, to the extent that the failure of such Company to be duly organized or formed and in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of an Obligor, execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Company of each Loan Document to which such Company is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Company’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted hereby) under, or require any payment to be made under (i) any Contractual Obligation to which such Company is a party or affecting such Company or the properties of such Company, which would reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of any of the transactions contemplated hereby.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or by general equitable principles relating to enforceability (regardless of whether enforcement is sought at law or equity).

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of CIM Urban Partners, L.P. and PMC Commercial Trust and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of CIM Urban Partners, L.P. and PMC Commercial Trust and their respective Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required to be shown pursuant to GAAP.

(b)                                 The unaudited consolidated balance sheets of the Borrower dated March 31, 2014 and dated June 30, 2014, and the related consolidated statements of income or operations, shareholders’ equity, and cash flows for the fiscal quarters ended on such dates, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the consolidated financial condition of the Borrower as of the date thereof and its consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  Since June 30, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 The consolidated forecasted balance sheet and statements of income and cash flows of the Companies delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery such forecasts (it being understood and agreed that forecasts, estimates and projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such representations will in fact be realized).  As to statements, information and reports specified as having been derived by the Borrower from third parties, other than Affiliates of the Borrower or any of its Subsidiaries, the Borrower represents only that it has no knowledge of any material misstatement therein.

5.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or any of its Subsidiaries or against any of their properties or revenues that (a) challenges the validity or enforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) have a reasonable probability of being determined adversely and if determined adversely would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.07                        No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property.  Each Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09                        Environmental Compliance.  Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Company nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Environmental Permit required under any applicable Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or conditions that could reasonably be expected to result in any Environmental Liability.

5.10                        Insurance.  The Borrower and its Subsidiaries insure their properties (after giving effect to self-insurance) in such amounts, with such deductibles and covering such risks, as are reasonable and prudent, and customarily carried by companies engaged in similar businesses and owning similar properties in the respective localities where the Borrower or the applicable Subsidiary operates.

5.11                        Taxes.  Each Company and each of its Subsidiaries has timely filed all federal, state and other tax returns and reports required to be filed, and has timely paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) which would not reasonably be expected to have a Material Adverse Effect.

5.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the knowledge of the Companies, nothing has occurred that would prevent or cause the loss of such tax-qualified status.  None of the Unencumbered Properties constitutes a “plan asset” within the meaning of 29 C.F.R. 2510.3-101 as modified in operation by Section 3(42) of ERISA.

(b)                                 There are no pending or, to the knowledge of the Companies, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c)                                  Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect:  (i) no ERISA Event has occurred, and neither any Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments for which the due date has passed; (v) neither any Company nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                                 Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13                        Subsidiaries; Equity Interests; Companies.  Set forth on Schedule 5.13 is a complete and accurate list of all Companies, showing as of the Closing Date (as to each Company) the jurisdiction of its incorporation or organization and the type of organization it is.

5.14                        Margin Regulations; Investment Company Act.

(a)                                 Such Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock.

(b)                                 None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                        Disclosure.  As of the date hereof, no written information or written data (excluding any forecasts, projections, budgets, estimates and general market or industry data) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished or publicly disclosed by the Borrower) when provided and when taken as a whole with all other information or data provided, furnished or disclosed by the Borrower contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, (i) with respect to projected financial information, each Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and agreed that forecasts, estimates and projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such representations will in fact be realized) and (ii) as to statements, information and reports specified as having been derived by the Borrower from third parties, other than Affiliates of the Borrower or any of its Subsidiaries, the Borrower represents only that it has no knowledge of any material misstatement therein.

5.16                        Compliance with Laws.  Each Company and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                        Taxpayer Identification Number.  Each Obligor’s true and correct U.S. taxpayer identification number is set forth on a list provided to the Administrative Agent on or prior to the Closing Date, which the Administrative Agent is authorized to post on the Platform (or, in the case of a Subsidiary that becomes a Guarantor after the Closing Date, is set forth in the information provided to the Administrative Agent with respect to such Subsidiary pursuant to Section 6.12).

5.18                        OFAC; Designated Jurisdictions.  No Company, no Subsidiary of any Company nor, to the knowledge of any Company, any other Related Party of a Company, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, by the Borrower or any Affiliate thereof to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject or target of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

5.19                        Solvency.  The Companies and their Subsidiaries, taken as a whole and on a consolidated basis, are Solvent.

5.20                        REIT Status.  The Borrower is organized and operated in a manner that allows it to qualify for REIT Status.

5.21                        Unencumbered Properties.  Each Property included in any calculation of Unencumbered Asset Value or Unencumbered NOI satisfied, at the time of such calculation, all of the requirements contained in the definition of “Unencumbered Property Criteria.”

5.22                        Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)                                 Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any Related Party thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b)                                 The Companies and their respective Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VI.  AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent obligation not yet due and payable), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (as applicable) cause each of their respective Subsidiaries to (or, solely in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.12 and 6.15, the Borrower shall):

6.01                        Financial Statements.  Deliver to the Administrative Agent, on behalf of the Lenders:

(a)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ending December 31, 2014), a consolidated balance sheet of the Companies as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (or in the case of the December 31, 2014 statements, the figures set forth in the Audited Financial Statements), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such qualification or exception solely as a result of the Committed Loans becoming current obligations as a result of the maturity of either Facility during the fiscal year immediately following the fiscal year for which such statements are furnished) or any qualification or exception as to the scope of such audit, and which report shall state that such financial statements fairly present the consolidated financial condition of the Borrower as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, or words of a similar effect (except for changes with which such independent certified public accountant, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and

(b)                                 as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ending September 30, 2014) an unaudited consolidated balance sheet of the Companies as at the end of such fiscal quarter, the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related unaudited consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case (commencing with the fiscal quarter ending March 31, 2015) setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief financial officer, treasurer or controller of the Borrower as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Companies in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)                                  as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Companies on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the latest Maturity Date occurs).

Financial statements from time to time furnished pursuant to this Section 6.01(a) or (b) shall in form be consistent with the financial statements referred to in Sections 5.05(a) and (b).  As to any information contained in materials furnished pursuant to Section 6.02(c), the Companies shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Companies to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02                        Certificates; Other Information.  Deliver to the Administrative Agent, on behalf of the Lenders, in form and detail satisfactory to the Administrative Agent:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.  Each Compliance Certificate shall be accompanied by (i) copies of the statements of Net Operating Income attributable to each Property and Unencumbered NOI attributable to each Unencumbered Property for such fiscal quarter or year, prepared on a basis consistent with the Audited Financial Statements and otherwise in form and substance reasonably satisfactory to the Administrative Agent, together with a certification by the chief financial officer or chief accounting officer of the Borrower that the information contained in such statement fairly presents Net Operating Income attributable to each Property and Unencumbered NOI attributable to each Unencumbered Property for such periods and (ii) a calculation, in form and substance satisfactory to the Administrative Agent, of the Current Value and Unencumbered Asset Value as of the last day of the fiscal period covered by such Compliance Certificate;

(b)                                 promptly after the same are available, and only to the extent not publicly available on EDGAR, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)                                  promptly, except to the extent prohibited by Law or would reasonably be expected to result in the loss of an attorney-client privilege or would violate a confidential obligation to a Person that is not an Affiliate of the Borrower, following any written request therefor, such other information regarding the operations, business or corporate affairs or financial condition of the Companies or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably request; and

(d)                                 promptly after the assertion or occurrence thereof, written notice of any action or proceeding against or of any noncompliance by any Company or any of its Subsidiaries with any applicable Environmental Law or applicable Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of any Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Companies or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03                        Notices.  Promptly notify the Administrative Agent, on behalf of the Lenders:

(a)                                 of the occurrence of any Default;

(b)                                 of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c)                                  of the occurrence of any ERISA Event;

(d)                                 of any material change in accounting policies or financial reporting practices by any Company or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b);

(e)                                  of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating; provided, that the provisions of this clause (e) shall not apply until such time, if any, as the Borrower obtains an Investment Grade Credit Rating; and

(f)                                   within ten (10) Business Days of any Company becoming aware of (i) any Release, or threat of Release, of any Hazardous Materials in violation of any applicable Environmental Law at any Property; (ii) any violation of any applicable Environmental Law that any Company or any of their respective Subsidiaries required to be reported in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) any Unencumbered Property, or (B) any other Property that, in each case under clauses (i) through (iii) above, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower and the other Companies have taken and propose to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Taxes.  Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Company or such Subsidiary or (ii) the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.05                        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                        Maintenance of Properties.  (a) Maintain, preserve and protect in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, all of (x) its Unencumbered Properties and (y) its other material properties and equipment necessary in the operation of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07                        Maintenance of Insurance.  Maintain and cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies not Affiliates of the Borrower (after giving effect to any self-insurance), insurance with respect to its properties and its business against general liability, property casualty and such other casualties and contingencies as shall be commercially reasonable and in accordance with the customary and general practices of businesses having similar operations in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent for such businesses.

6.08                        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.  (a) Maintain proper books of record and account, in accordance with GAAP consistently applied in all material respects and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Company or such Subsidiary, as the case may be.

6.10                        Inspection Rights.  Except to the extent prohibited by applicable Law or as would reasonably be expected to result in the loss of attorney-client privilege, permit representatives and independent contractors of the Administrative Agent (who may be accompanied by representatives and independent contractors of any Lender) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours to be mutually agreed in advance; provided, that unless an Event of Default has occurred and is continuing, (i) only one such inspection per calendar year shall be at the expense of the Borrower and (ii) there shall be no more than two inspections in any calendar year.

6.11                        Use of Proceeds.  Use the proceeds of the Credit Extensions for general corporate purposes, including for repaying Indebtedness, financing acquisitions, funding working capital and capital expenditures and Restricted Payments and Investments to the extent otherwise permitted hereunder, and, in each case, related fees and expenses, not in contravention of any Law or of any Loan Document.

6.12                        Additional Unencumbered Properties and Guarantors.

(a)                                 If at any time the Borrower desires to include as an Unencumbered Property any Proposed Real Estate, prior to any such inclusion the Borrower shall:

(i)                                     notify the Administrative Agent in writing of its desire to include such Proposed Real Estate as an Unencumbered Property, which notice shall also include (A) if such inclusion occurs prior to the Investment Grade Release, a list of each Wholly-Owned Subsidiary, including each Joint Venture Partner, that is (or will be upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof) the Direct Owner or an Indirect Owner thereof and (B) if such inclusion occurs on or after the Investment Grade Release, a list of each Wholly-Owned Subsidiary of the Borrower, including each Joint Venture Partner, that is (or will be upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof) the Direct Owner or an Indirect Owner thereof and that has at such time provided a Guarantee of any other Unsecured Debt (each such Subsidiary under clause (A) or (B) being referred to hereinafter as a “Proposed Unencumbered Subsidiary”);

(ii)                                  at least 10 days prior to the date such Proposed Real Estate is to be included as an Unencumbered Property,

(A)                               provide the Administrative Agent with the U.S. taxpayer identification number for each such Proposed Unencumbered Subsidiary, and

(B)                               provide the Administrative Agent, on behalf of the Lenders, with all documentation and other information concerning each such Proposed Unencumbered Subsidiary that the Administrative Agent or any Lender may reasonably request in order to comply with their obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;

(iii)                               cause each such Proposed Unencumbered Subsidiary to execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit F; and

(iv)                              deliver to the Administrative Agent (1) the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to such Proposed Unencumbered Subsidiary and (2) as and to the extent reasonably requested by the Administrative Agent, deliver to the Administrative Agent a favorable opinion of counsel, which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to matters concerning such Proposed Unencumbered Subsidiary and the Loan Documents as the Administrative Agent may reasonably request.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent or any Lender with respect to any Proposed Unencumbered Subsidiary are not reasonably satisfactory to the Administrative Agent or any Lender, such Subsidiary shall not be permitted to become a Guarantor, and for the avoidance of doubt no Property owned or ground leased by such Subsidiary shall be included as an Unencumbered Property, as applicable, without the prior written consent of the Administrative Agent.

6.13                        Compliance with Environmental Laws.  Comply, and use its commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits relating to such properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any required investigation, study, sampling and testing, and undertake any required cleanup, response, removal, remedial or other action necessary to remove, remediate and clean up all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it in accordance with the requirements of all applicable Environmental Laws; provided, however, that Companies and their Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14                        Further Assurances.  Promptly upon request by the Administrative Agent, (a) correct any material defect or manifest error that may be discovered in any Loan Document and (b) do, execute and take any and all such further acts, deeds, certificates and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

6.15                        Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing.  At all times (a) continue to be organized and operated in a manner that will allow the Borrower to qualify for REIT Status and (b) cause at least one class of the common Equity Interests of the Borrower to be listed on the New York Stock Exchange or The NASDAQ Stock Market.

6.16                        Anti-Corruption Laws.  Conduct its businesses in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII.  NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent obligation not yet due and payable), or any Letter of Credit shall remain outstanding, the Loan Parties shall not, nor shall they permit (as applicable) any of their respective Subsidiaries to, directly or indirectly:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien or Negative Pledge upon any Unencumbered Property (or any income from or proceeds of any thereof) or any Equity Interest of any Unencumbered Property Subsidiary, other than Permitted Encumbrances, or sign, file or authorize under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any portion of any Unencumbered Property or any Equity Interest of any Unencumbered Property Subsidiary.

7.02                        Investments.  Make or hold any Investments, except:

(a)                                 Investments held by the Borrower or its Subsidiaries in the form of cash or Cash Equivalents, and Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit;

(b)                                 Investments made by a Company in any other Company that is consolidated with the Borrower for financial reporting purposes under GAAP;

(c)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or lessees;

(d)                                 Investments in unimproved land holdings (including through the purchase or other acquisition of all of the Equity Interests of any Person that owns unimproved land holdings) so long as the aggregate amount of Investments made in reliance on this clause (d) does not at any time exceed (i) 5% of the Total Asset Value and (ii) taken together with the aggregate amount of Investments made in reliance on clauses (e) through (g) of this Section 7.02, 35% of the Total Asset Value;

(e)                                  Investments (whether originated or acquired by the Borrower or a Subsidiary thereof) consisting of mortgage loans, commercial loans, mezzanine loans and notes receivable (including construction and repositioning loans, but excluding “SBA 7(a) Loans, subject to secured borrowings” (i.e., sold portion of SBA 7(a) Loans)) so long as the aggregate amount of Investments made in reliance on this clause (e) does not at any time exceed (i) 20% of the Total Asset Value and (ii) taken together with the aggregate amount of Investments made in reliance on clauses (d), (f), and (g) of this Section 7.02, 35% of the Total Asset Value;

(f)                                   Investments in respect of construction in progress so long as the aggregate amount of Investments made in reliance on this clause (f) does not at any time exceed (i) 25% of the Total Asset Value and (ii) taken together with the aggregate amount of Investments made in reliance on clauses (d), (e), and (g) of this Section 7.02, 35% of the Total Asset Value;

(g)                                  Investments in any Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate) so long as the aggregate amount of Investments made in reliance on this clause (g) does not at any time exceed (i) 20% of the Total Asset Value and (ii) taken together with the aggregate amount of Investments made in reliance on clauses (d) through (f) of this Section 7.02, 35% of the Total Asset Value;

(h)                                 Guarantees permitted under Section 7.03; and

(i)                                     other Investments by the Companies and their Subsidiaries (excluding Investments of the types described in clauses (a) through (h) of this Section 7.02, whether or not permitted under such clauses);

provided, that notwithstanding the foregoing, in no event shall any Investment pursuant to clauses (b) or (d) through (i) of this Section 7.02 be consummated if, (i) immediately before or immediately after giving effect thereto, a Default shall have occurred and be continuing or would result therefrom or (ii) the Companies would not be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11.

7.03                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness unless (a) no Default has occurred and is continuing immediately before and after the incurrence of such Indebtedness and (b) immediately after giving effect to the incurrence of such Indebtedness, the Companies shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11.

7.04                        Fundamental Changes; Dispositions.  Merge, dissolve, liquidate, consolidate with or into another Person, make any Disposition or, in the case of any Subsidiary of the Borrower, issue, sell or otherwise Dispose of any of such Subsidiary’s Equity Interests to any Person, unless:

(a)                                 no Default has occurred and is continuing immediately before and after such transaction;

(b)                                 immediately after giving effect thereto, the Companies shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11;

(c)                                  the representations and warranties of the Borrower and each other Company contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof and immediately after giving effect thereto, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 7.04, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and

(d)                                 in the event of any Disposition of an Unencumbered Property for which a Direct Owner or an Indirect Owner is a Guarantor hereunder or a Disposition of any such Direct Owner or Indirect Owner, the provisions of Section 11.19(b) or (c), as applicable, shall be satisfied;

provided, that, neither the Borrower nor CIM Urban Partners, L.P. may merge, dissolve or liquidate or consolidate with or into any other Person.

7.05                        Minimum Property Condition.  Fail to satisfy the Minimum Property Condition at any time.

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so if an Event of Default has occurred and is continuing or would result therefrom, except that the following shall be permitted:

(a)                                 the Borrower and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(b)                                 each Subsidiary of the Borrower may declare and make Restricted Payments ratably to the holders of such Subsidiary’s Equity Interests according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; and

(c)                                  the Borrower may declare and pay pro rata dividends on its Equity Interests, or make pro rata distributions with respect thereto, in an amount for any fiscal year of the Borrower not to exceed such amount of funds required to be distributed to its equityholders in order for the Borrower to (x) maintain its REIT Status for U.S. federal and state income tax purposes and (y) avoid the payment of U.S. federal or state income or excise tax; provided, that no cash Restricted Payments will be permitted following acceleration of any amount owing under either of the Facilities or during the existence of an Event of Default arising under Section 8.01(f) or (g).

If at the time of declaration any Restricted Payment is permitted by this Section 7.06, the making of such Restricted Payment shall be deemed permitted.

7.07                        Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date (which businesses as of the Closing Date include any Investment that would be permitted by Section 7.02(e)), or any business substantially related, complementary, ancillary or incidental thereto.

7.08                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on terms substantially as favorable to the Borrower or a Subsidiary thereof as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to Investments and Restricted Payments expressly permitted hereunder.  The parties hereto agree that the transactions pursuant to the agreements, as in effect on the date hereof, and the proposed strategic initiative set forth in Schedule 7.08 are (or will be in the case of the strategic initiative) on terms substantially as favorable to the Borrower or a Subsidiary thereof as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.09                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to any Company or to otherwise transfer property to any Company, (ii) of any Obligor (other than the Borrower) to Guarantee the Indebtedness of the Borrower arising under any Loan Document or (iii) of any Company to create, incur, assume or suffer to exist Liens or Negative Pledges on any Unencumbered Property.

7.10                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11                        Financial Covenants.

(a)                                 Maximum Leverage Ratio.  Permit the Maximum Leverage Ratio to exceed 60% as of any date.

(b)                                 Maximum Secured Leverage Ratio.  Permit the Maximum Secured Leverage Ratio to exceed 40% as of any date.

(c)                                  Maximum Secured Recourse Leverage Ratio.  Permit the Maximum Secured Recourse Leverage Ratio to exceed 10% as of any date.

(d)                                 Minimum Fixed Charge Coverage Ratio.  Permit the Minimum Fixed Charge Coverage Ratio to be less than 1.50:1.00 as of the last day of any fiscal quarter of the Borrower.

(e)                                  Minimum Tangible Net Worth.  Permit Tangible Net Worth at any time to be less than the sum of (i) $1,638,428,000 plus (ii) an amount equal to 75% of the aggregate Net Equity Proceeds received by the Borrower after the Closing Date.

(f)                                   Minimum Unencumbered Interest Coverage Ratio.  Permit the Minimum Unencumbered Interest Coverage Ratio to be less than 1.75:1.00 as of the last day of any fiscal quarter of the Borrower.

(g)                                  Maximum Unencumbered Leverage Ratio.  Permit the Maximum Unencumbered Leverage Ratio to exceed 60% as of any date.

7.12                        Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

7.13                        Amendments of Organization Documents.  At any time cause or permit any Obligor’s Organization Documents to be modified, amended, amended and restated or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent and the Required Lenders, if such changes would adversely affect such Obligor’s ability to repay the Obligations.

7.14                        Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)                                 Directly or indirectly, engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any applicable law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law or engage in these actions.

(b)                                 Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

(c)                                  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Any Obligor fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation (whether upon demand at maturity, by reason of acceleration or otherwise) or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05 (with respect to the Borrower), 6.11, 6.12, or Article VII or Article X; or

(c)                                  Other Defaults.  Any Company fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Company herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made or any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be incorrect or misleading in any respect after giving effect to such qualification when made or deemed made; or

(e)                                  Cross-Default.

(i)                                     Any Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Debt or Guarantee of Recourse Debt (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount for Recourse Debt, or (B) fails to observe or perform any other agreement or condition relating to any Recourse Debt or Guarantee of Recourse Debt having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount for Recourse Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;

(ii)                                  Any Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Non-Recourse Debt or Guarantee of Non-Recourse Debt having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount for Non-Recourse Debt, or (B) fails to observe or perform any other agreement or condition relating to any Non-Recourse Debt or Guarantee of Non-Recourse Debt having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount for Non-Recourse Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(iii)                               there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Company is the Defaulting Party (as defined in such Swap

Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Company is an Affected Party (as so defined) and, in either event, the aggregate Swap Termination Values owed by any Company as a result thereof is greater than the Threshold Amount for Recourse Debt; or

(f)                                   Insolvency Proceedings, Etc.  Any Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Company (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is financially sound and reputable, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) any Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)                                    Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Company or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Company denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     REIT Status.  The Borrower shall, for any reason, fail to maintain its REIT Status, after taking into account any cure provisions set forth in the Code that are complied with by the Borrower.

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)                                 exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents and applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03                        Application of Funds.  After an exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Unused Fees, Delayed Draw Term Unused Fees, Facility Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Obligations then owing under Lender Swap Agreements and Lender Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations (other than contingent obligations for which no claim has been made) have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Companies to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.

Notwithstanding the foregoing, Obligations arising under Lender Swap Agreements and Lender Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received a Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank (except if such Hedge Bank or Cash Management Bank is the Administrative Agent or an Affiliate of the Administrative Agent), as the case may be.  Each Hedge Bank or Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.  ADMINISTRATIVE AGENT

9.01                        Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Company shall have rights as a third party beneficiary of any of such provisions (other than Sections 9.06 and 9.10).  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose,

any information relating to any Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06                        Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Borrower so long as no Event of Default has occurred and is then continuing (such approval not to be withheld or delayed unreasonably), to appoint a successor, which shall be a commercial bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to the approval of the Borrower so long as no Event of Default has occurred and is then continuing (such approval not to be withheld or delayed unreasonably), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent

(other than as provided in Section 3.01(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)                                 Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Company, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10                        Guaranty Matters.  Without limiting the provisions of Section 9.09, each Lender (including in its capacity as a potential Cash Management Bank and potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if required or permitted pursuant to Section 11.19 hereof.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

9.11                        Lender Swap Agreements and Lender Cash Management Agreements.  Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03 or the Guaranty by virtue of the provisions of this Agreement or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Cash Management Agreements and Lender Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank (except if such Hedge Bank or Cash Management Bank is the Administrative Agent or an Affiliate of the Administrative Agent), as the case may be.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Cash Management Agreements and Lender Hedge Agreements in the case of a termination of this Agreement and the Facilities.

ARTICLE X.  CONTINUING GUARANTY

10.01                 Guaranty.  Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Loan Document, any Lender Cash Management Agreement or Lender Swap Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable and documented out-of-pocket attorneys’ fees and expenses incurred in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that (i) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (ii) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount (taking into account any amounts payable to such Guarantor under Section 10.10) that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.  Notwithstanding anything to the contrary contained herein or elsewhere, no Guarantor shall by virtue of the joint and several nature of its obligations under this Guaranty and the other Loan Documents be liable for any Guaranteed Obligations that constitute Excluded Swap Obligations with respect to such Guarantor.  The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any

Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02                 Rights of Lenders.  Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, without the consent of such Guarantor, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, sell, or otherwise dispose of, or impair or fail to perfect any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute any other Guarantor or one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.

10.03                 Certain Waivers.  Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Company or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of the Borrower (other than the defense of prior payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any requirement to proceed against the Borrower or any other Company, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses (other than the defense of prior payment in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

10.04                 Obligations Independent.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.

10.05                 Subrogation.  No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) have been paid and performed in full and the Commitments and the Facilities are terminated, and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

10.06                 Termination.  This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Creditor Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Creditor Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

10.07                 Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Company owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Creditor Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations; provided that such Guarantor may receive regularly scheduled payments of principal and interest on such obligations and indebtedness from any Company, except upon the occurrence and continuance of an Event of Default. If any amounts are paid to any Guarantor in violation of the foregoing subordination, then such amounts shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.  If the Creditor Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Creditor Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

10.08                 Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Creditor Parties.

10.09                 Condition of the Companies.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Companies and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Companies and any such other guarantor as such Guarantor requires, and that none of the Creditor Parties has any duty, and such Guarantor is not relying on the Creditor Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Company or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).

10.10                 Contribution.  At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 10.10 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed

Obligations and any other obligations owing under this Guaranty.  As used in this Section 10.10, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 10.10, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Administrative Agent or the Required Lenders.

10.11                 Keepwell.  Each Obligor that is a Qualified ECP Guarantor at the time the Guaranty by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI.  MISCELLANEOUS

11.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Company therefrom, shall be effective unless in writing signed by the Required Lenders (or, to the extent such amendment or waiver (i) changes the definition of “Required Revolving Lenders”, “Required Term Lenders”, “Required Delayed Draw Term Lenders” or “Appropriate Lenders”, each Lender under the applicable Facility or (ii) waives any obligation of the Borrower to pay Letter of Credit Fees at the Default Rate, the Required Revolving Lenders), the Borrower and any applicable Company, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) the Administrative Agent and the Borrower may, without the consent of any Lender or any Guarantor then party hereto, amend this Agreement to add a Subsidiary as a “Guarantor” hereunder pursuant to a joinder agreement in substantially the form of Exhibit F and (ii) notwithstanding the foregoing provisions of this Section 11.01 (including the first proviso above), no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)                                 without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, the Required Term Lenders or the Required Delayed Draw Term Lenders, as the case may be;

(c)                                  extend (except as provided in Section 2.14) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)                                 postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(e)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)                                   change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(g)                                  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in the first paragraph of this Section 11.01), without the written consent of each Lender;

(h)                                 release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except as expressly provided in the Loan Documents; or

(i)                                     impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, each Term Lender, (ii) if such Facility is the Delayed Draw Term Facility, each Delayed Draw Term Lender and (iii) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended (except as provided in Section 2.14) without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in a disproportionately adverse manner relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document so long as such amendment, modification or supplement does not impose additional obligations on any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.

Notwithstanding any provision herein to the contrary, this Agreement may be amended (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.15, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder with the written consent of the Administrative Agent and the Lenders providing such additional facilities, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by such Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

In addition, notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more of the facilities hereunder (including any revolving credit or term loan additional facilities added hereto pursuant to the immediately preceding paragraph) (each facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, as the case may be. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective (i) only with respect to the Loans and/or Commitments of the Lenders of the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) (ii) only to the extent the Accepting Lenders constitute at least a majority of the Lenders of the Affected Facility, (iii) in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Facility as to which such Lender’s acceptance has been made and (iv) only if (x) all Accepting Lenders shall be treated on a pro rata basis and (y) all non-Accepting Lenders shall be treated on a pro rata basis.  Upon the acceptance of a Loan Modification Offer by the requisite Lenders, the applicable Loan Parties and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation (which may include legal opinions, board resolutions and/or certificates consistent with those delivered on the Closing Date) as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of such Permitted Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendments, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of such Permitted Amendment and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Facility.  For avoidance of doubt, notwithstanding Accepting Lenders agreeing to a Permitted Amendment, non-Accepting Lenders’ Loans, Commitments, rights, remedies and existing obligations will in no way be deemed as modified or waived and are otherwise not affected by the Permitted Amendment.

11.02                 Notices; Effectiveness; Electronic Communications.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to a Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Companies).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, the L/C Issuer or a Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH

THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Company’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.  In addition, in no event shall any Agent Party have any liability to any Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one or more of the Borrower and its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Obligor shall jointly and severally indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrower shall pay, or cause to be paid, (i) all reasonable and documented out-of-pocket fees and expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including but not limited to (a) the reasonable and documented fees, charges and disbursements of one outside legal counsel for the Administrative Agent and, if reasonably deemed necessary by the Administrative Agent or Arrangers, one local counsel retained in any material jurisdiction and (b) due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, amendments and restatements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Swing Line Lender, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, (and will reimburse each Indemnitee as the same are incurred for) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of one outside counsel for the Administrative Agent and one outside counsel for the other Indemnitees, unless such other Indemnitees cannot be represented by one outside counsel due to actual or asserted conflicts of interest, in which case the other Indemnitees shall be indemnified from and against and reimbursed for the reasonable and documented fees, disbursements and other charges of such number of other counsel as are necessary in light of such conflicts of interests), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the any Company or any of its Subsidiaries, or any Environmental Liability related to any Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Company or any of such Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a dispute solely among Indemnitees and not involving any act or omission of the Borrower or any of its Affiliates (other than, with respect to the Administrative Agent, any of the Arrangers or any other agent or arranger under this Agreement, any dispute involving such Person in its capacity or in fulfilling its role as such).  Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes covered by Section 3.01, other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the Swing Line Lender, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the Swing Line Lender, the L/C Issuer or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Arranger, the Swing Line Lender or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or the L/C Issuer in connection with such capacity.  The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Company shall assert, and each Company hereto hereby waives and acknowledges that no other Person shall have, any claim against any Indemnitee, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Credit Facility, the Term Facility and the Delayed Draw Term Facility and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.  To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount received by such Lender or the L/C Issuer and so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it under any Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative

Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, in the case of any assignment in respect of any Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to (A) the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, or an Affiliate or Approved Fund of a Lender, in respect of the applicable Facility; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if (1) with respect to the Revolving Credit Facility, an assignment is to a Person that is not a Revolving Credit Lender, (2) with respect to the Term Facility, an assignment is to a Person that is not a Lender or an Affiliate or Approved Fund of a Lender, (3) with respect to a Delayed Draw Term Commitment, an assignment is to a Person that is not a Delayed Draw Term Lender, (4) with respect to a Delayed Draw Term Loan, an assignment is to a Person that is not a Lender or an Affiliate or Approved Fund of a Lender; and

(C)                               the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility that is not to a Revolving Credit Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and shall pay or cause to be paid to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to any Company or any Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a Disqualified Institution or (D) to a natural person.  The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Institutions or for any assignment of any Loan or Commitment or any other rights of a Lender hereunder or for the sale of any participation, in either case, to a Disqualified Institution.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the

Borrower (at its expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (other than a purported assignment or transfer to a Disqualified Lender) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, any other Loan Party or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, a Disqualified Institution, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the other Loan Parties, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) provided that the Participant shall be subject to the requirements and limitations therein as though it were a Lender (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section

11.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(f)                                   Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and such disclosure is in connection with such disclosing Person acting as Administrative Agent, Lender or L/C Issuer), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the disclosing party agrees, to the extent practicable and permitted by applicable law, to notify the Borrower promptly prior to such disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (in each case, other than any Disqualified Institution) or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 11.01 or (ii) any actual or prospective party (or its Related Parties)  (in each case, other than any Disqualified Institution) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, except that no such agreement shall be required in connection with the disclosure to any such Person of the names of the Disqualified Institutions or the tax identification numbers of the Loan Parties posted on the Platform, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or another Loan Party.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Syndication Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.  For purposes of this Section, “Information” means all information received from the Borrower or any

Subsidiary thereof relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid (or cause the fee to be paid) to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable Laws; and

(e)                                  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 11.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                                  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, amendment and restatement, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, each of the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each of the Lenders and each of the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Lender or any Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests to the Borrower, the other Loan Parties or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Lender or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17                 Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, amendments and restatements or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18                 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19                 Releases of Guarantors.

(a)                                 Investment Grade Release.  If at any time the Borrower obtains an Investment Grade Credit Rating, the Administrative Agent shall (at the sole cost of the Borrower and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release all of the Unencumbered Property Subsidiaries (other than (i) CIM Urban Partners, L.P. and (ii) any other Unencumbered Property Subsidiary that is a borrower or guarantor of, or otherwise obligated in respect of, any Unsecured Debt) from their obligations under the Guaranty (the “Investment Grade Release”), subject to satisfaction of the following conditions:

(i)                                     The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Release is to be effected, an Officer’s Certificate,

(A)                               certifying that the Borrower has obtained an Investment Grade Credit Rating, and

(B)                               notifying the Administrative Agent and the Lenders that it is requesting the Investment Grade Release; and

(ii)                                  The Borrower shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Day prior to the date on which the Investment Grade Release is to be effected, an Officer’s Certificate certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to the Investment Grade Release,

(A)                               no Default has occurred and is continuing or would result therefrom (including as a result of the failure to satisfy the Minimum Property Condition), and

(B)                               the representations and warranties of the Borrower and each other Company contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 11.19(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and Officer’s Certificate, and each of the Lenders and the L/C Issuer irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Unencumbered Property Subsidiary may reasonably request as is necessary or desirable to evidence the release of such Unencumbered Property Subsidiary from its obligations under the Guaranty or the re-designation of such Property to no longer be an Unencumbered Property, as applicable, which documents shall be reasonably satisfactory to the Administrative Agent.

(b)                                 Release upon certain events prior to an Investment Grade Release.  At the request of the Borrower, the Administrative Agent may release any Unencumbered Property Subsidiary other than CIM Urban Partners, L.P. from its obligations under the Guaranty, or re-designate any Unencumbered Property such that it is no longer an Unencumbered Property, subject to satisfaction of the following conditions:

(i)                                     the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release or re-designation (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for such release or re-designation (a “Release Notice”) which shall identify the Subsidiary or Property, as applicable, to which it applies and the proposed date of the release or re-designation,

(ii)                                  the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release or re-designation and, both before and after giving effect to such release or re-designation, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 11.19(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,

(iii)                               immediately after giving effect to such release or re-designation the Companies shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11,

(iv)                              no Default shall have occurred and be continuing (unless such Default relates solely to, as applicable, (i) an Unencumbered Property owned or leased, directly or indirectly, by such Unencumbered Property Subsidiary that the Borrower proposes to release from its obligations under the Guaranty or (ii) such Unencumbered Property that the Borrower proposes to re-designate as not Unencumbered Property) or would result under any other provision of this Agreement after giving effect to such release or re-designation (including as a result of the failure to satisfy the Minimum Property Condition), and

(v)                                 the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied.

Upon the satisfaction of the conditions in clauses (i) through (v) above, each Unencumbered Property that is owned or ground leased directly or indirectly by an Unencumbered Property Subsidiary that is the subject of a release pursuant to this Section 11.19(b) will immediately upon such release cease to be an Unencumbered Property.

The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and Officer’s Certificate, and each of the Lenders and the L/C Issuer irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Unencumbered Property Subsidiary may reasonably request as is necessary or desirable to evidence the release of such Unencumbered Property Subsidiary from its obligations under the Guaranty or the re-designation of such Property to no longer be Unencumbered Property, as applicable, which documents shall be reasonably satisfactory to the Administrative Agent.

(c)                                  Release upon certain events following an Investment Grade Release.  At the request of the Borrower, the Administrative Agent may release any Unencumbered Property Subsidiary other than CIM Urban Partners, L.P. from its obligations under the Guaranty to the extent not already released under Section 11.19(a), or re-designate any Unencumbered Property such that it is no longer an Unencumbered Property, subject to satisfaction of the following conditions:

(i)                                     the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release or re-designation (or such shorter period of time as agreed to by the Administrative Agent in writing), a Release Notice (which notice shall identify the Subsidiary or Property, as applicable, to which it applies, the proposed date of the release or re-designation, as applicable, and specify, in the case of a release of an Unencumbered Property Subsidiary from its obligations under the Guaranty, whether the Unencumbered Property Subsidiary to which such notice relates will be a borrower, guarantor or otherwise be an obligor of any Unsecured Debt after giving effect to the requested release),

(ii)                                  the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release or re-designation and, both before and after giving effect to such release or re-designation, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 11.19(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,

(iii)                               immediately after giving effect to such release or re-designation, the Companies shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11,

(iv)                              no Default shall have occurred and be continuing (unless such Default relates solely to, as applicable, (A) an Unencumbered Property owned or leased, directly or indirectly, by such Unencumbered Property Subsidiary that the Borrower proposes to release from its obligations under the Guaranty or (B) such Unencumbered Property that the Borrower proposes to re-designate as not Unencumbered Property) or would result under any other provision of this Agreement after giving effect to such release or re-designation (including as a result of the failure to satisfy the Minimum Property Condition), and

(v)                                 the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied.

Upon the satisfaction of the conditions in clauses (i) through (v) above, each Unencumbered Property that is owned or ground leased directly or indirectly by an Unencumbered Property Subsidiary that is the subject of a release pursuant to this Section 11.19(c) will immediately upon such release cease to be an Unencumbered Property.

The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and Officer’s Certificate, and each of the Lenders and the L/C Issuer irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Unencumbered Property Subsidiary may reasonably request as is necessary or desirable to evidence the release of such Unencumbered Property Subsidiary from its obligations under the Guaranty or the re-designation of such Property to no longer be an Unencumbered Property, as applicable, which documents shall be reasonably satisfactory to the Administrative Agent.

(d)                                 The Administrative Agent shall promptly notify the Lenders of any such release hereunder, and this Agreement and each other Loan Document shall be deemed amended to delete the name of any Guarantor released pursuant to this Section 11.19.

11.20                 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages immediately follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
Name:	David Thompson
Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

PMC Commercial Lending, LLC

By:	/s/ Jan F. Salit
Name:	Jan F. Salit
Title:	Chief Executive Officer, President and Secretary

[Signature Page to Credit Agreement]

DELAWARE PARTNERSHIP GUARANTORS:

CIM URBAN REIT PROPERTIES III, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES VIII, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND DOWNTOWN, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND 2353 WEBSTER, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND 1333 BROADWAY, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CIM/OAKLAND 1901 HARRISON, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND 1 KAISER PLAZA, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/980 9TH STREET (SACRAMENTO), LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/11600 WILSHIRE (LOS ANGELES), LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

47 EAST 34TH STREET (NY), L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CIM URBAN PARTNERS, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND CENTER 21, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES XIII, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND OFFICE PORTFOLIO, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES X, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CIM URBAN REIT PROPERTIES XI, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES VIII HOLDINGS, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES XII, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

DELAWARE LLC GUARANTORS:

9901 LA CIENEGA (LOS ANGELES) OWNER, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

4750 WILSHIRE BLVD. (LA) OWNER, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

URBAN PARTNERS GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

47 EAST 34TH STREET (NY) GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CIM/11600 WILSHIRE (LOS ANGELES) GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND 1333 BROADWAY GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND 1901 HARRISON GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND OFFICE PROPERTIES GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT GP II, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CIM URBAN REIT GP IV, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES VIII GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM/OAKLAND OFFICE PORTFOLIO GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT GP III, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM WILSHIRE (LOS ANGELES) MANAGER, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CIM WILSHIRE (LOS ANGELES) INVESTOR, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CALIFORNIA PARTNERSHIP GUARANTORS:

CIM URBAN REIT PROPERTIES I, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT PROPERTIES II, L.P.

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM REIT LP NEWCO 1, LP

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

CALIFORNIA LLC GUARANTORS:

CIM/J STREET HOTEL SACRAMENTO GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM URBAN REIT GP I, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM REIT NEWCO 1 GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Dennis Kwan
Name:	Dennis Kwan
Title:	Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK N.A., as a Lender

By:	/s/ Mark A. Muller
Name:	Mark A. Muller
Title:	Authorized Officer

[Signature Page to Credit Agreement]

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Aaron Lanski
Name:	Aaron Lanski
Title:	Managing Director

[Signature Page to Credit Agreement]

CAPITAL ONE, NA, as a Lender

By:	/s/ Ashish Tandon
Name:	Ashish Tandon
Title:	Vice President, REIT Finance Group

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan Slusher
Name:	Jonathan Slusher
Title:	Assistant Vice President

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jason Lamport
Name:	Jason Lamport
Title:	Officer

[Signature Page to Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Mike Evans
Name:	Mike Evans
Title:	Senior Vice President

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, as a Lender

By:	/s/ Nai F. Saefong
Name:	Nai F. Saefong
Title:	Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kevin A. Stacker
Name:	Kevin A. Stacker
Title:	Senior Vice President

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

[Signature Page to Credit Agreement]

COMERICA BANK, as a Lender

By:	/s/ Stephen Leskovksy
Name:	Stephen Leskovsky
Title:	Vice President

[Signature Page to Credit Agreement]

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, as a Lender

By:	/s/ Matthew Rodgers
Name:	Matthew Rodgers
Title:	VP

[Signature Page to Credit Agreement]

MUFG UNION BANK, N.A. , as a Lender

By:	/s/ Julianna Matson
Name:	Julianna Matson
Title:	Director

[Signature Page to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Steve Whitcomb
Name:	Steve Whitcomb
Title:	Senior Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK, as a Lender

By:	/s/ George Reynolds
Name:	George Reynolds
Title:	Director

By:	/s/ Joanna Soliman
Name:	Joanna Soliman
Title:	VP

[Signature Page to Credit Agreement]

CITIBANK, N.A. , as a Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

[Signature Page to Credit Agreement]

CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, as a Lender

By:	/s/ Bob Basser
Name:	Bob Basser
Title:	Senior Vice President

[Signature Page to Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

[Signature Page to Credit Agreement]

Schedule 1.01

Closing Date Unencumbered Properties

Property	City, State	Property Type	Owner	Jurisdictions
7083 Hollywood Blvd	Los Angeles, CA	Office	CIM Urban REIT Properties I, L.P.	CA
800 N Capitol Street	Washington, DC	Office	CIM Urban REIT Properties III, L.P.	DE, DC
260 Townsend	San Francisco, CA	Office	CIM Urban REIT Properties II, L.P.	CA
BB&T Center	Charlotte, NC	Office	CIM Urban REIT Properties VIII, L.P.	DE, NC
Courtyard Oakland	Oakland, CA	Hotel	CIM/Oakland Downtown, L.P.	DE, CA
Civic Center	Santa Ana, CA	Office	CIM Urban REIT Properties I, L.P.	CA
899 N Capitol Street	Washington, DC	Office	Union Square 825 Property LP	DE, DC
999 N Capitol Street	Washington, DC	Office	Union Square 941 Property LP	DE, DC
Plaza	Washington, DC	Parking	Union Square Plaza Owner LP	DE, DC
LAX Holiday Inn	Los Angeles, CA	Hotel	9901 La Cienega (Los Angeles) Owner, LLC	DE, CA
Sheraton Grand Hotel	Sacramento, CA	Hotel	CIM/J Street Hotel Sacramento, L.P.	CA
1223 J Street Garage	Sacramento, CA	Parking	CIM/J Street Hotel Sacramento, L.P.	CA
2353 Webster Street	Oakland, CA	Office	CIM/Oakland 2353 Webster, LP	DE, CA
2101 Webster Street & 2100 Franklin Street	Oakland, CA	Office	CIM/Oakland Center 21, LP	DE, CA
1333 Broadway	Oakland, CA	Office	CIM/Oakland 1333 Broadway, LP	DE, CA
1901 Harrison Street	Oakland, CA	Office	CIM/Oakland 1901 Harrison, LP	DE, CA
1 Kaiser Plaza	Oakland, CA	Office	CIM/Oakland 1 Kaiser Plaza, LP	DE, CA
980 9th Street &	Sacramento, CA	Office	CIM/980 9th Street (Sacramento), LP	DE, CA
1010 8th Street Parking	Sacramento, CA	Parking	CIM REIT LP Newco 1, LP	CA
11600 Wilshire Blvd	Los Angeles, CA	Office	CIM/11600 Wilshire (Los Angeles), LP	DE, CA
47 E 34th Street	New York, NY	Multi-family	47 East 34th Street (NY), L.P.	DE, NY
4750 Wilshire Blvd	Los Angeles, CA	Office	4750 Wilshire Blvd. (LA) Owner, LLC	DE, CA

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Percentage (Revolving Credit Facility)	Term Commitment	Applicable Percentage (Term Facility)	Delayed Draw Term Facility	Applicable Percentage (Delayed Draw Term Facility)
Bank of America, N.A.	$36,500,000	8.111111111%	$27,000,000	8.307692308%	$6,500,000	8.666666667%
JPMorgan Chase Bank, N.A.	$36,500,000	8.111111111%	$27,000,000	8.307692308%	$6,500,000	8.666666667%
BMO Harris Bank N.A.	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
Capital One, NA	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
KeyBank National Association	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
PNC Bank, National Association	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
Regions Bank	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
U.S. Bank National Association, a national banking association	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
Wells Fargo Bank, National Association	$31,500,000	7.000000000%	$24,000,000	7.384615385%	$5,500,000	7.333333333%
Barclays Bank PLC	$21,750,000	4.833333333%	$16,500,000	5.076923077%	$3,750,000	5.000000000%
Comerica Bank	$21,750,000	4.833333333%	$16,500,000	5.076923077%	$3,750,000	5.000000000%
Fifth Third Bank, an Ohio banking corporation	$21,750,000	4.833333333%	$16,500,000	5.076923077%	$3,750,000	5.000000000%
MUFG Union Bank, N.A.	$21,750,000	4.833333333%	$16,500,000	5.076923077%	$3,750,000	5.000000000%
Branch Banking and Trust Company	$15,500,000	3.444444444%	$11,750,000	3.615384615%	$2,750,000	3.666666667%
Deutsche Bank AG New York	$13,000,000	2.888888889%	$9,750,000	3.000000000%	$2,250,000	3.000000000%
Citibank, N.A.	$10,500,000	2.333333333%	$7,750,000	2.384615385%	$1,750,000	2.333333333%
City National Bank, a national banking association	$10,500,000	2.333333333%	$7,750,000	2.384615385%	$1,750,000	2.333333333%
UBS AG, Stamford Branch	$20,000,000	4.444444444%	$0	0.000000000%	$0	0.000000000%
Total	$450,000,000	100%	$325,000,000	100%	$75,000,000	100%

Schedule 5.12(d)

None

Schedule 5.13

Companies; Jurisdiction of Incorporation/Organization

Entity	State of Formation	Type of Organization
CIM Commercial Trust Corporation	Maryland	Corporation
PMC Commercial Lending, LLC	Delaware	LLC
Western Financial Capital Corporation	Florida	Corporation
PMC Investment Corporation	Florida	Corporation
PMC Funding Corporation	Florida	Corporation
PMC Properties, Inc.	Delaware	Corporation
PMC Asset Holding, LLC	Delaware	LLC
PMCT Asset Holding, LLC	Delaware	LLC
PMC Preferred Capital Trust A	Delaware	Trust
PMC Mortgage Corp., LLC	Delaware	LLC
First Western SBLC, Inc.	Florida	Corporation
Urban Partners GP, LLC	Delaware	LLC
CIM Urban Partners, L.P.	Delaware	LP
CIM Urban REIT Properties III, L.P.	Delaware	LP
CIM Urban REIT Properties VIII, L.P.	Delaware	LP
CIM/Oakland Downtown, L.P.	Delaware	LP
Union Square 825 Property LP	Delaware	LP
Union Square 941 Property LP	Delaware	LP
CIM/Oakland 2353 Webster, LP	Delaware	LP
CIM/Oakland 1333 Broadway, LP	Delaware	LP
CIM/Oakland 1901 Harrison, LP	Delaware	LP
CIM/Oakland 1 Kaiser Plaza, LP	Delaware	LP
CIM/980 9th Street (Sacramento), LP	Delaware	LP
CIM/11600 Wilshire (Los Angeles), LP	Delaware	LP
47 East 34th Street (NY), L.P.	Delaware	LP
9901 La Cienaga (Los Angeles) Owner, LLC	Delaware	LLC
4750 Wilshire Blvd. (LA) Owner, LLC	Delaware	LLC
CIM Urban REIT Properties I, L.P.	California	LP
CIM Urban REIT Properties II, L.P.	California	LP
CIM/J Street Hotel Sacramento, L.P.	California	LP
47 East 34th Street (NY) GP, LLC	Delaware	LLC
CIM/11600 Wilshire (Los Angeles) GP, LLC	Delaware	LLC
CIM/J Street Hotel Sacramento GP, LLC	California	LLC
CIM Urban REIT Properties XIII, L.P.	Delaware	LP
CIM Urban REIT GP I, LLC	California	LLC
CIM/Oakland 1333 Broadway GP, LLC	Delaware	LLC
CIM/Oakland Office Portfolio, LP	Delaware	LP
CIM/Oakland Office Portfolio GP, LLC	Delaware	LLC
CIM/Oakland 1901 Harrison GP, LLC	Delaware	LLC

CIM/Oakland Office Properties GP, LLC	Delaware	LLC
CIM Urban REIT Properties X, L.P.	Delaware	LP
CIM/Union Square 825 GP LLC	Delaware	LLC
CIM Urban REIT GP III, LLC	Delaware	LLC
CIM Urban REIT Properties XI, L.P.	Delaware	LP
CIM/Union Square 941 GP LLC	Delaware	LLC
CIM Urban REIT GP II, LLC	Delaware	LLC
CIM Urban REIT GP IV, LLC	Delaware	LLC
CIM Urban REIT Properties VIII Holdings, L.P.	Delaware	LP
CIM Urban REIT Properties VIII GP, LLC	Delaware	LLC
CIM/Oakland Center 21, LP	Delaware	LP
CIM/Texas Apartments GP 1, LLC	Delaware	LLC
CIM/4649 Cole Avenue (Dallas), LP	Delaware	LP
CIM/3636 McKinney Avenue (Dallas), LP	Delaware	LP
CIM/3839 McKinney Avenue (Dallas), LP	Delaware	LP
CIM/4200 Scotland Street (Houston), LP	Delaware	LP
CIM Urban REIT Properties IX, L.P.	Delaware	LP
CIM Urban REIT Properties XII, L.P.	Delaware	LP
CIM/Union Square Plaza GP LLC	Delaware	LLC
Union Square Plaza Owner LP	Delaware	LP
CIM Wilshire (Los Angeles) Manager, LLC	Delaware	LLC
CIM Wilshire (Los Angeles) Investor, LLC	Delaware	LLC
CIM 11620 Wilshire (Los Angeles) GP, LLC	Delaware	LLC
CIM 11620 Wilshire (Los Angeles), LP	Delaware	LP
CIM Urban REIT 211 Main St. (SF) GP, LLC	California	LLC
CIM Urban REIT 211 Main St. (SF), LP	California	LP
CIM Urban REIT Properties V, L.P.	Delaware	LP
CIM Urban REIT Properties VI, L.P.	Delaware	LP
CIM REIT Newco 1 GP, LLC	California	LLC
CIM REIT Newco 1, LP	California	LP
9901 LA Cienaga (Los Angeles) TRS, LLC	Delaware	LLC

Schedule 7.08

Transactions with Affiliates

1.                                      Investment Management Agreement, dated as of May 20, 2005, between CIM Urban Partners, L.P. and CIM Urban REIT Management, Inc.

2.                                      Master Services Agreement, dated as of March 11, 2014 (as amended from time to time, the “MSA”), by and among CIM Commercial Trust Corporation (f/k/a PMC Commercial Trust), certain of its subsidiaries and CIM Service Provider, LLC.

3.                                      Service Agreement, dated as of August 7, 2014, by and among CIM Commercial Trust Corporation and CIM Service Provider, LLC, under the MSA.

4.                                      Registration Rights and Lockup Agreement, dated March 11, 2014, by and among Urban Partners II, LLC and CIM Commercial Trust Corporation (f/k/a PMC Commercial Trust).

5.                                      Indemnification Agreements for directors and officers of CIM Commercial Trust Corporation and its subsidiaries.

6.                                      Proposed strategic initiative, described in the press release, dated August 20, 2014, filed as Exhibit 99.1 to the Borrower’s Current Report on Form 8-K, dated August 21, 2014 (available here: http://www.sec.gov/Archives/edgar/data/908311/000110465914062468/a14-19411_1ex99d1.htm), to deconsolidate the Borrower’s lending platform, which does not include any entity that (i) owns, directly or indirectly, an Unencumbered Property or (ii) is a direct or indirect subsidiary of CIM Urban Partners, L.P.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

CIM Commercial Trust Corporation:

Website address:                                                 http://www.cimgroup.com/cim-commercial

Notice Details

If to the Borrower :                                                                                        Prior to January 1, 2015:

℅ The CIM Group

6922 Hollywood Boulevard, Suite 900

Los Angeles, California 90028

Attention:  David Thompson

Fax No.:  (323) 446-8711

E-mail: dthompson@cimgroup.com

On or after January 1, 2015:

℅ The CIM Group

4700 Wilshire Blvd.,

Los Angeles, California 90010

Attention:  David Thompson

Fax No.:  (323) 446-8711

E-mail: dthompson@cimgroup.com

with a copy to:                                                                                                               Prior to January 1, 2015:

℅ The CIM Group

6922 Hollywood Boulevard, Suite 900

Los Angeles, California 90028

Attention:  General Counsel

Fax No.:  (323) 860-4901

E-mail: generalcounsel@cimgroup.com

On or after January 1, 2015:

℅ The CIM Group

4700 Wilshire Blvd.,

Los Angeles, California 90010

Attention:  General Counsel

Fax No.:  (323) 860-4901

E-mail: generalcounsel@cimgroup.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

ONE INDEPENDENCE CENTER

101 N TRYON ST

Mail Code: NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Charles Hensley

Telephone: (980) 388-3225

Telecopier: (704) 719-5362

Electronic Mail:  Charles.Hensley@baml.com

Account No.:  1366212250600

Ref:  CIM Commercial Trust Corp

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

222 Broadway, 14th Floor

Mail Code: NY3-222-14-03

New York, NY 10038

Attention:  Paley Chen

Telephone:  (646) 556-0753

Telecopier:  (212) 548-8944

Electronic Mail:  Paley.Chen@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations — Standby Letters of Credit

1000 W Temple St

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Trade Client Service Team

Telephone: (213) 417-9467

Telecopier: (888) 277-5577

Electronic Mail:  tradeclientserviceteamus@baml.com

SWING LINE LENDER:

Bank of America, N.A.

ONE INDEPENDENCE CENTER

101 N TRYON ST

Mail Code: NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Charles Hensley

Telephone: (980) 388-3225

Telecopier: (704) 719-5362

Electronic Mail:  Charles.Hensley@baml.com

Account No.:  1366212250600

Ref:  CIM Commercial Trust Corp

ABA# 026009593

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                        ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐  A Borrowing of Term Loans

☐  A Borrowing of Delayed Draw Term Loans

☐  A Borrowing of Revolving Credit Loans

☐  A conversion or continuation of Term Loans

☐  A conversion or continuation of Delayed Draw Term Loans

☐  A conversion or continuation of Revolving Credit Loans

1.                                      On                                                                                   (a Business Day).

2.                                      In the amount of $                                                         .

3.                                      Comprised of                                                                .

[Type of Committed Loan requested]

4.                                      For Eurodollar Rate Loans:  with an Interest Period of           months.

[The Revolving Credit Borrowing requested herein complies with the provisos to the first sentence of Section 2.01(a) of the Agreement.]*

*  Include only in the case of a Revolving Credit Borrowing.

[Signature page immediately follows]

A-1-1

CIM COMMERCIAL TRUST CORPORATION

By:

Name:

Title:

A-1-2

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                        ,

To:                             Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests a Swing Line Loan:

1.                                      On                                                                                  (a Business Day).

2.                                      In the amount of $                                                        .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

CIM COMMERCIAL TRUST CORPORATION

By:

Name:

Title:

B-1

EXHIBIT C-1

FORM OF [DELAYED DRAW] TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                       or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the [Delayed Draw] Term Loans made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each [Delayed Draw] Term Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This [Delayed Draw] Term Note is one of the [Delayed Draw] Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This [Delayed Draw] Term Note is also entitled to the benefits of the Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this [Delayed Draw] Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  [Delayed Draw] Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this [Delayed Draw] Term Note and endorse thereon the date, amount and maturity of its [Delayed Draw] Term Loans and payments with respect thereto.

To the extent any provision of this Note conflicts with or is inconsistent with the Agreement, the Agreement shall control.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [Delayed Draw] Term Note.

C-1-1

THIS [DELAYED DRAW] TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CIM COMMERCIAL TRUST CORPORATION

By:

Name:

Title:

C-1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3

EXHIBIT C-2

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan [and Swing Line Loan] from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan [and Swing Line Loan] from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  [Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, a][A]ll payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Credit Note is also entitled to the benefits of the Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Revolving Credit Loans [and Swing Line Loans] made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans [and Swing Line Loan] and payments with respect thereto.

To the extent any provision of this Note conflicts with or is inconsistent with the Agreement, the Agreement shall control.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

C-2-1

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CIM COMMERCIAL TRUST CORPORATION

By:

Name:

Title:

C-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:              ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                  of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and not in such person’s individual capacity, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Companies in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions and condition (financial or otherwise) of the Companies during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Companies during such fiscal period has been made with a view to determining whether during such fiscal period the Companies performed and observed all their respective Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the Borrower, during such fiscal period each of the Companies performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the Borrower, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

5.                                      Current Value as of the Financial Statement Date is $                                  .  Attached hereto as Schedule 3 is a true, correct and complete calculation of Current Value.

6.                                      Unencumbered Asset Value as of the Financial Statement Date is $                              .  Attached hereto as Schedule 4 is a true, correct and complete calculation of Unencumbered Asset Value.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                            ,                     .

CIM COMMERCIAL TRUST CORPORATION

By:

Name:

Title:

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	7.11(a) Maximum Leverage Ratio

A.	Consolidated Total Indebtedness as of the Statement Date:

	1. Indebtedness reflected on the Consolidated balance sheet of the Companies as of the Statement Date:	$

	2. Companies’ Ownership Share of Indebtedness of Unconsolidated Affiliates reflected on Unconsolidated Affiliates’ balance sheets as of the Statement Date:	$

	3. Consolidated Total Indebtedness (Line I.A.1. + Line I.A.2.):		$

B.	Total Asset Value as of the Statement Date:

	1. Current Value of total assets of the Companies on a consolidated basis as of the Statement Date:	$

	2. Current Value of all assets owned or ground leased by any Unconsolidated Affiliate in which any Company owns a direct or indirect Equity Interest as of the Statement Date:	$

	3. Total Asset Value (Line I.B.1. + Line I.B.2.):		$

C.	Maximum Leverage Ratio (Line I.A.3. < 60% of Line I.B.3.)		Compliance: (Yes or No)

II.	7.11(b) Maximum Secured Leverage Ratio

A.	Secured Debt of the Companies, on a consolidated basis, as of the Statement Date:		$

B.	Total Asset Value as of the Statement Date (Line I.B.3):		$

C.	Maximum Secured Leverage Ratio (Line II.A < 40% of Line II.B)		Compliance: (Yes or No)

III.	7.11(c) Maximum Secured Recourse Leverage Ratio

A.	Recourse Debt of the Companies that is Secured Debt, on a consolidated basis, as of the Statement Date:		$

B.	Total Asset Value as of the Statement Date (Line I.B.3):		$

C.	Maximum Secured Recourse Leverage Ratio (Line III.A < 10% of Line III.B)		Compliance: (Yes or No)

IV.	7.11(d) Minimum Fixed Charge Coverage Ratio

A.	Adjusted Consolidated EBITDA for the Calculation Period ending on the Statement Date (“Subject Period”):

	1. Consolidated EBITDA (Schedule 2):	$

	2. Capital Expenditure Reserve for all Properties for Subject Period:	$

	3. Adjusted Consolidated EBITDA (Line IV.A.1. – Line IV.A.2.):		$

B.	Consolidated Fixed Charges for Subject Period:

1. Consolidated Interest Expense for Subject Period:

	a. Total interest expense (including, for the avoidance of doubt, capitalized interest) of the Companies for Subject Period determined on a consolidated basis in accordance with GAAP:	$

b.              Companies’ Ownership Share of total interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliate for Subject Period determined in accordance with GAAP:

$

	c. Consolidated Interest Expense (Line IV.B.1.a + Line IV.B.1.b):	$

	2. Scheduled payments of principal on Consolidated Total Indebtedness (excluding any balloon, bullet or similar payments payable on maturity) for Subject Period:	$

3.              cash dividends or distributions paid or required to be paid by any Company (other than to another Company or in connection with any prepayment, redemption or purchase offer) during Subject Period in respect of its preferred equity interests:

$

4.              Companies’ Ownership Share of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate during Subject Period in respect of its preferred equity interests (to Persons other than (i) a Company or (ii) an Unconsolidated Affiliate in which the percentage of equity interests of such Unconsolidated Affiliate owned by the Companies is greater than or equal to the percentage of equity interests owned by the Companies in the Unconsolidated Affiliate paying the dividend or distribution):

$

	5. Consolidated Fixed Charges (Line IV.B.1.c + Line IV.B.2. + Line IV.B.3. + Line IV.B.4.):		$

C.	Minimum Fixed Charge Coverage Ratio (Line IV.A.3. ÷ Line IV.B.5)		(Minimum permitted is 1.50 to 1.0)

V.	7.11(e) Minimum Tangible Net Worth

A.	Tangible Net Worth as of Statement Date:

	1. Total Asset Value as of the Statement Date (Line I.B.3):	$

	2. Consolidated Total Indebtedness as of the Statement Date (Line I.A.3):	$

	3. Tangible Net Worth (Line V.A.1. – Line V.A.2.)		$

B.	75% of Tangible Net Worth as of the Closing Date:		$[insert amount from 7.11(e) of Agreement ]
C.	75% of Aggregate Net Equity Proceeds received by Borrower after Closing Date:		$

	1. Aggregate Net Equity Proceeds received by Borrower after Closing Date:	$

	2. 75% of Line V.C.1:		$

D.	Line V.B. + Line V.C.2.:		$

E.	Minimum Tangible Net Worth (Line V.A.3. > (Line V.D.)		Compliance: (Yes or No)

VI.	7.11(f) Minimum Unencumbered Interest Coverage Ratio

A.	Aggregate Unencumbered NOI for the fiscal quarter ending on the Statement Date (“Subject Quarter”):		$

B.	Consolidated Implied Unsecured Interest Expense for Subject Quarter:		$

C.	Minimum Unencumbered Interest Coverage Ratio (Line A ÷ Line B)		(Minimum permitted is 1.75 to 1.00)

VII.	Section 7.11(g) Maximum Unencumbered Leverage Ratio

A.	Unsecured Debt as of the Statement Date:

	1. Consolidated Total Indebtedness as of the Statement Date (Line I.A.3):	$

	2. Secured Debt as of the Statement Date (Line II.A):	$

	3. Unsecured Debt (Line VII.A.1. – Line VII.A.2.)		$

B.	Unencumbered Asset Value (Schedule 4)		$

C.	Maximum Unencumbered Leverage Ratio (Line A.3. < 60% of Line B))		Compliance: (Yes or No)

VIII.	Section 7.02(d) through (g) Certain Permitted Investments

A.	Total Asset Value as of the Statement Date (Line I.B.3):		$

B.

Investments in unimproved land holdings (including through the purchase or other acquisition of all of the Equity Interests of any Person that owns unimproved land holdings) as of the Statement Date (Section 7.02(d) of Agreement):

$

C.	Maximum permitted under Section 7.02(d) (Line VIII.B. < 5% of Line VIII.A.):		Compliance: (Yes or No)

D.

Investments (whether originated or acquired by the Borrower or a Subsidiary thereof) consisting of mortgage, commercial loans, mezzanine loans and notes receivable (including construction and repositioning loans, but excluding “SBA 7(a) loans, subject to secured borrowings” (i.e., sold portion of SBA 7(a) loans)) (Section 7.02(e) of Agreement):

$

E.	Maximum permitted under Section 7.02(e) (Line VIII.D. < 20% of Line VIII.A.):		Compliance: (Yes or No)

F.	Investments in respect of construction in progress (Section 7.02(f) of Agreement):		$

G.	Maximum permitted under Section 7.02(f) (Line VIII.F. < 25% of Line VIII.A.):		Compliance: (Yes or No)

H	Investments in in any Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate) (Section 7.02(g) of Agreement):		$

I.	Maximum permitted under Section 7.02(g) (Line VIII.H. < 20% of Line VIII.A.):	Compliance: (Yes or No)

J.	Aggregate Investments under Sections 7.02(d) through (g) of Agreement (Line VIII.B. + Line VIII.D. + Line VIII.F. + Line VIII.H.):	$

K.	Maximum Investments permitted under Sections 7.02(d) through (g) of Agreement (Line VIII.J. < 35% of Line VIII.A.)):	Compliance: (Yes or No)

[Support for financial covenant calculations to be provided by the Borrower]

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Quarters Ended
Consolidated Net Income
+ Consolidated Interest Expense (plus, to the extent not already included in such Consolidated Interest Expense, amortization of deferred financing costs)
+ income taxes (including Companies’ Ownership Share for Unconsolidated Affiliates)
+ non-cash charges and expenses (excluding any non-cash charge or expense that results in an accrual of a reserve for a cash charge in any future period)

+ Companies’ Ownership Share of non-cash charges and expenses of Unconsolidated Affiliates (excluding any non-cash charge or expense that results in an accrual of a reserve for a cash charge in any future period)

+ acquisition closing costs capitalized prior to FAS 141-R reducing Consolidated Net Income (including Companies’ Ownership Share for Unconsolidated Affiliates)

+ depreciation and amortization expense of the Companies (including Companies’ Ownership Share for each Unconsolidated Affiliate) and asset write downs and write offs (including in respect of goodwill and intangible assets)

+ one-time costs and expenses relating to the effectiveness of the Facilities and the transactions relating thereto
+ proceeds of rent loss and business interruption insurance (including Companies’ Ownership Share of proceeds received by Unconsolidated Affiliates)

- non-cash items that increase Consolidated Net Income (other than reversal of accrual of a reserve referred to in the parenthetical in the non-cash charges and expenses add-back above, except to the extent resulting from cash payment)

- Companies’ Ownership Share of non-cash items of Unconsolidated Affiliates that increase Consolidated Net Income (other than reversal of accrual of a reserve referred to in the parenthetical in the non-cash charges and expenses add-back for Unconsolidated Affiliates above, except to the extent resulting from a cash payment)

= Consolidated EBITDA

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 3
to the Compliance Certificate
($ in 000’s)

Current Value
(in accordance with the definition of Current Value
as set forth in the Agreement)

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 4
to the Compliance Certificate
($ in 000’s)

Unencumbered Asset Value
(in accordance with the definition of Unencumbered Asset Value as set forth in the Agreement)

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities(5)) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

(1)         For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)         For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)         Select as appropriate.

(4)         Include bracketed language if there are either multiple Assignors or multiple Assignees.

(5)         Include all applicable subfacilities.

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[Assignor [is] [is not] a Defaulting Lender]

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Borrower(s):                             CIM Commercial Trust Corporation

4.                                      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Credit Agreement, dated as of September 30, 2014, among CIM Commercial Trust Corporation, a Maryland corporation, certain subsidiaries thereof from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

6.                                      Assigned Interest[s]:

Assignor[s](6)	Assignee[s](7)	Facility Assigned(8)	Aggregate Amount of Commitment/Loans for all Lenders(9)	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans(10)		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[7.          Trade Date:]                                     (11)

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

(6)           List each Assignor, as appropriate.

(7)           List each Assignee and, if available, its market entity identifier, as appropriate.

(8)           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

(9)           Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(10)    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(11)    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](12) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:](13)

By:
Title:

(12)                          To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(13)                          To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                          Representations and Warranties.

1.1.                Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the

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Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

(see attached)

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EXHIBIT F

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of       , 201    (this “Joinder Agreement”), made by the Subsidiary[ies] of CIM Commercial Trust Corporation (together with its permitted successors and assigns, the “Borrower”) signatory hereto ([each a][the] “New Guarantor”) in favor of Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders referred to in that certain Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Subsidiaries of the Borrower identified therein as Guarantors, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

1.  [The][Each] New Guarantor, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

(a)               join the Credit Agreement as a Guarantor, as indicated with its signature below;

(b)               be bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Credit Agreement; and

(c)                perform all obligations and duties required of it by the Credit Agreement.

2.  [The][Each] New Guarantor represents and warrants that the representations and warranties contained in Article V of the Credit Agreement as they relate to such New Guarantor or which are contained in any certificate furnished by or on behalf of such New Guarantor are true and correct on the date hereof.

3.  The address, taxpayer identification number and jurisdiction of organization of [each][the] New Guarantor is set forth in Annex I to this Joinder Agreement.

4.  This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

5.  Except as expressly supplemented hereby, the Credit Agreement and the Guaranty shall remain in full force and effect.

6.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[NEW GUARANTOR[S]],
as [the][a] New Guarantor

By:
Name:
Title:

CIM COMMERICAL TRUST CORPORATION,
as the Borrower

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

ANNEX I

TO JOINDER AGREEMENT

Name of Guarantor	Address	Taxpayer ID	Jurisdiction of Organization

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, [chief financial officer][chief accounting officer] of CIM Commercial Trust Corporation (the “Borrower”), DO HEREBY CERTIFY on behalf of the Loan Parties and not in my individual capacity that:

1.                                      This certificate is furnished pursuant to Section 4.01(a)(viii) of the Credit Agreement (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined), dated as of September 30, 2014 among the Borrower, certain Subsidiaries of the Borrower identified therein as Guarantors, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

2.                                      After giving effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date), (a) the fair value of the property of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, (b) the present fair salable value of the assets of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, on their debts as they become absolute and matured, (c) the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, to pay such debts and liabilities as they mature, (d) the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the property of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, would constitute an unreasonably small capital, and (e) the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

H-1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of                                    , 201    .

CIM COMMERICAL TRUST CORPORATION

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF DESIGNATION NOTICE

TO:                                                                           Bank of America, N.A., as Administrative Agent

RE:                                                                           Credit Agreement, dated as of September 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among CIM Commercial Trust Corporation, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

DATE:                                                          [Date]

[Name of Cash Management Bank/Hedge Bank] hereby notifies you, pursuant to the terms of the Credit Agreement, that it meets the requirements of a [Cash Management Bank/Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank/Hedge Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[NAME OF CASH MANAGEMENT BANK/ HEDGE BANK],
as a [Cash Management Bank/Hedge Bank]

By:
Name:
Title:

I-1